Exhibit 10.27

LOAN AGREEMENT
between
KBS SOR ACQUISITION XXVI, LLC,
as Borrower,
and
SBAF MORTGAGE FUND I/LENDER, LLC
as Lender,
Entered into as of January 14, 2014

TABLE OF CONTENTS

		Page
ARTICLE 1	DEFINITIONS	1
1.1	DEFINED TERMS	1
1.2	SCHEDULES AND EXHIBITS INCORPORATED	15
ARTICLE 2	LOAN	16
2.1	LOAN	16
2.2	LOAN FEES	16
2.3	LOAN DOCUMENTS	16
2.4	EFFECTIVE DATE	16
2.5	MATURITY DATE	16
2.6	EXTENSION OPTIONS	16
2.7	INTEREST ON THE LOAN	18
2.8	PAYMENTS	22
2.9	FULL REPAYMENT AND RECONVEYANCE	23
2.10	LENDERS' ACCOUNTING	23
2.11	INTEREST RATE CAP OBLIGATIONS	24
ARTICLE 3	DISBURSEMENT	23
3.1	CONDITIONS PRECEDENT	23
3.2	APPRAISALS	24
3.3	INITIAL DISBURSEMENT	25
3.4	ADDITIONAL DISBURSEMENTS	25
3.5	ADDITIONAL RESERVES	25
3.6	FUNDING DATE	26
3.7	FUNDS DISBURSEMENT	26
3.8	TAXES	26
ARTICLE 4	INTENTIONALLY OMITTED
ARTICLE 5	INSURANCE	30
5.1	INTENTIONALLY OMITTED	30
5.2	PROPERTY INSURANCE	30
5.3	FLOOD HAZARD INSURANCE	30
5.4	LIABILITY INSURANCE	30
5.5	TERRORISM INSURANCE	30
5.6	ENVIRONMENTAL INSURNACE	30
5.7	GENERAL	30
ARTICLE 6	REPRESENTATIONS AND WARRANTIES	31
6.1	ORGANIZATION; CORPORATE POWERS	31

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6.2	AUTHORITY	31
6.3	OWNERSHIP OF BORROWER	31
6.4	NO CONFLICT	31
6.5	CONSENTS AND AUTHORIZATIONS	32
6.6	GOVERNMENTAL REGULATION	32
6.7	PRIOR FINANCIALS	32
6.8	FINANCIAL STATEMENTS; PROJECTIONS AND FORECASTS	32
6.9	PRIOR OPERATING STATEMENTS	32
6.10	OPERATING STATEMENTS AND PROJECTIONS	32
6.11	LITIGATION; ADVERSE EFFECTS	33
6.12	NO MATERIAL ADVERSE CHANGE	33
6.13	PAYMENT OF TAXES	33
6.14	MATERIAL ADVERSE AGREEMENTS	33
6.15	PERFORMANCE	33
6.16	FEDERAL RESERVE REGULATIONS	33
6.17	DISCLOSURE	33
6.18	REQUIREMENTS OF LAW; ERISA	34
6.19	ENVIRONMENTAL MATTERS	34
6.20	MAJOR AGREEMENTS; LEASES	34
6.21	SOLVENCY	35
6.22	TITLE TO PROPERTY; NO LIENS	35
6.23	USE OF PROCEEDS	35
6.24	PROPERT MANAGEMENT AGREEMENTS	35
6.25	SINGLE PURPOSE ENTITY	35
6.26	ORGANIZATIONAL DOCUMENTS	35
ARTICLE 7	INTENTIONALLY OMITTED
ARTICLE 8	INTENTIONALLY OMITTED
ARTICLE 9	OTHER COVENANTS OF BORROWER	37
9.1	EXPENSES	37
9.2	ERISA COMPLIANCE	37
9.3	LEASES; LEASE APPROVAL; LEASE TERMINATION	37
9.4	SNDAs	38
9.5	SUBDIVISION MAPS	39
9.6	OPINIONS OF LEGAL COUNSEL	39
9.7	FURTHER ASSURANCES	39
9.8	ASSIGNMENT	39
9.9	MANAGEMENT OF PROPERTY	40

9.10	REQUIREMENTS OF LAW	40
9.11	SPECIAL COVENANTS; SINGLE PURPOSE ENTITY	40
9.12	LIMITATIONS ON DISTRIBUTIONS, ETC	41
9.13	INCURRENCE OF ADDITIONAL INDEBTEDNESS	41
9.14	INTENTIONALLY OMITTED	41
9.15	ENVIRONMENTAL INSURANCE PROCEEDS	41
9.16	AMENDMENT OF CONSTITUENT DOCUMENTS	41
9.17	OWNERSHIP OF BORROWER	42
9.18	LIENS	42
9.19	TRANSFERS OF COLLATERAL	42
9.20	ADDITIONAL REIT COVENANTS	42
9.21	OTHER PERMITTED TRANSACTIONS	42
ARTICLE 10	REPORTING COVENANTS	42
10.1	FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION (BORROWER)	42
10.2	FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION (KBS REIT)	45
10.3	ENVIRONMENTAL NOTICES	45
10.4	CONFIDENTIALITY	46
ARTICLE 11	DEFAULTS AND REMEDIES	46
11.1	DEFAULT	46
11.2	ACCELERATION UPON DEFAULT; REMEDIES	48
11.3	DISBURSEMENT TO THIRD PARTIES	49
11.4	REPAYMENT OF FUNDS ADVANCED	49
11.5	RIGHTS CUMULATIVE, NO WAIVER	49
11.6	ALLOCATION OF PROCEEDS	49
ARTICLE 12	INTENTIONALLY OMITTED	49
ARTICLE 13	MISCELLANEOUS PROVISIONS	59
13.1	INDEMNITY	59
13.2	FORM OF DOCUMENTS	59
13.3	NO THIRD PARTIES BENEFITED	60
13.4	NOTICES	60
13.5	ATTORNEY-IN-FACT	60
13.6	ACTIONS	60
13.7	RIGHT OF CONTEST	60
13.8	RELATIONSHIP OF PARTIES	60
13.9	DELAY OUTSIDE LENDER'S CONTROL	61
13.10	ATTORNEY'S FEES AND EXPENSES	61

13.11	IMMEDIATELY AVAILABLE FUNDS	61
13.12	AMENDMENTS AND WAIVERS	61
13.13	SUCCESSORS AND ASSIGNS	62
13.14	ADDITIONAL COSTS; CAPITAL ADEQUACY	65
13.15	LENDER'S AGENTS	66
13.16	TAX SERVICE	66
13.17	WAIVER OF RIGHT TO TRIAL BY JURY	66
13.18	SEVERABILITY	67
13.19	TIME	67
13.20	HEADINGS	67
13.21	GOVERNING LAW	67
13.22	USA PATRIOT ACT NOTICE; COMPLIANCE	67
13.23	ELECTRONIC DOCUMENT DELIVERIES	68
13.24	INTEGRATION; INTERPRETATION	68
13.25	JOINT AND SEVERAL LIABILITY	68
13.26	COUNTERPARTS	68
13.27	LIMITATIONS AND PERSONAL LIABILITY OF SHAREHOLDERS, PARTNERS AND MEMBERS	68

TABLE OF CONTENTS

Page
EXHIBITS AND SCHEDULES

SCHEDULE 6.3 – OWNERSHIP OF BORROWER
SCHEDULE 6.11 –LITIGATION DISCLOSURE
SCHEDULE 6.24 – PROPERTY MANAGEMENT AGREEMENT AND LEASING AGREEMENT
SCHEDULE 7.1 – ENVIRONMENTAL REPORT
EXHIBIT A – DESCRIPTION OF PROPERTY
EXHIBIT B – DOCUMENTS
EXHIBIT C – INTENTIONALLY OMITTED
EXHIBIT D – INTENTIONALLY OMITTED
EXHIBIT E – INTENTIONALLY OMITTED
EXHIBIT F – INTENTIONALLY OMITTED
EXHIBIT G – INTENTIONALLY OMITTED
EXHIBIT H – BORROWER’S CERTIFICATE

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LOAN AGREEMENT
THIS LOAN AGREEMENT (“Agreement”) dated as of January 14, 2014 by and between KBS SOR ACQUISITION XXVI, LLC, a Delaware limited liability company (“Borrower”), and SBAF MORTGAGE FUND I/LENDER, LLC, a Florida limited liability company (together with its successors and assigns, “Lender”).
R E C I T A L S

A.	Borrower owns 100% of the equity interests in KBS SOR Plaza Bellevue, LLC, a Delaware limited liability company (“Senior Borrower”).

B.
Senior Borrower owns or will own (i) a 16-story office building containing approximately 345,586 net rentable square feet located at 10900 NE 8th Street, Bellevue, Washington, (ii) a 10-story office building containing approximately 144,510 net rentable square feet located at 10800 NE 8th Street, Bellevue, Washington, and (iii) a related parking structure (collectively, the “Property”), which Property is more specifically described on Exhibit A hereto.

C.	Borrower desires to borrow from Lender and Lender agrees to loan to Borrower, an amount up to $30,000,000.00 (the “Loan”), subject to the terms and conditions contained herein.

D.	The Loan will be secured by a pledge of the equity interests of Borrower in Senior Borrower in favor of Lender.
NOW, THEREFORE, Borrower and Lender agree as follows:
ARTICLE 1
DEFINITIONS

1.1
DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Accommodation Obligations” – as applied to any Person, means (a) any Indebtedness of another Person in respect of which that Person is liable, including, without limitation, any such Indebtedness directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable including in respect of any partnership in which that Person is a general partner; and (b) any Contractual Obligations (contingent or otherwise) of such Person arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.
“Accountants” – means any “big four” accounting firm or another firm of certified public accountants of national standing, if any, selected by Borrower and acceptable to Lender.
“ADA” – means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., as now or hereafter amended or modified.
“Administrative Agent” – means Wells Fargo Bank, National Association, or any successor thereto, in its capacity as Administrative Agent under the Senior Loan.

“Affiliates” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of all interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting interests or by contract or otherwise, or (b) the ownership of a general partnership interest or a limited partnership interest (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests or other ownership interests of such Person. In no event shall Lender or any Lender be an Affiliate of Borrower.
“Aggregate Commitment” means $30,000,000, and subject to reduction in accordance with the terms of this Agreement.
“Aggregate Debt Stack” means the sum of (i) the “Aggregate Commitment” of the Senior Loan, as defined in the Senior Loan Agreement, minus any portion of the principal amount of the Senior Loan that has been repaid as of the date of determination, and (ii) the Aggregate Commitment, minus any portion of the principal amount of the Loan that has been repaid as of the date of determination.
“Agreement” – shall have the meaning given to such term in the preamble hereto.
“Appraisal” – means a written appraisal prepared by an independent MAI appraiser acceptable to Lender and subject to Lender’s customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time.
“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Appraised Value” – means the fair market value of the Property on an “as-is” basis, as reflected in the then most recent Appraisal of the Property, as adjusted, if applicable, by Lender based upon its internal review of such Appraisal.
“Approved Fund” means any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a fund on behalf of Lender.
“Approved Lease” – means (i) any Leases existing as of the date hereof, and (ii) any Lease modifications or new Leases entered into in accordance with Section 9.3; (including any Leases not requiring approval or deemed approved thereunder); provided, however, any Lease described in the foregoing subclauses (i) and (ii) shall cease to be an “Approved Lease”, for all relevant calculations under this Agreement and any other Loan Document or Other Related Document, if, as of the date of such calculation: (a) the tenant thereunder becomes insolvent or seeks relief under the Bankruptcy Code or any other debtor relief laws, (b) a material default has occurred under such Lease (after expiration of any applicable notice or cure period provided therein), or (c) such Lease has been terminated or the tenant has provided notice of an intent to terminate.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.
“Borrower” – shall have the meaning given to such term in the preamble hereto.
“Borrower’s Certificate” – shall have the meaning given to such term in Section 10.1(c).
“Business Day” means: (a) for all purposes other than as set forth in clause (b) below, any day, except a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close; and (b) with respect to the determination of any LIBO Rate, any day that is a day for trading by and between banks in Dollar deposits in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
“Calculated Interest Rate” is the rate of interest equal to the sum of: (a) the Spread, plus (b) the LIBO Rate.
“Capital Improvement Budget” – shall have the meaning given to such term in Section 10.1(e).
“Capital Leases”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a lease on the balance sheet of that Person.
“Cash Flow Sweep” – shall have the meaning given to such term in Section 8.1 of the Senior Loan Agreement.
“Collateral” – shall have the meaning given to such term in the Pledge.
“Concessions” shall mean all free rent periods and abatements or expenses paid or foregone by Borrower directly to or on behalf of any tenant for the purpose of inducing such tenant to enter into a lease, including, without limitation, moving expenses, and/or assumptions or buyouts of the tenant’s obligations under other leases. Concessions shall also include any above-market tenant improvement allowances and costs (the term “above-market” shall be understood to mean amounts in excess of those assumed as the current market amounts for comparable space in the same real estate sub-market as determined by Borrower in a manner acceptable to Lender). All Concessions shall be amortized over the full lease term with annual amortization only to be deducted for the purpose of determining Net Operating Income. (Example: Concessions in the form of above-market “tenant improvements” for a five year lease total $100,000; the annualized deduction in determining Net Operating Income shall be $20,000.)
“Contaminant” means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), any constituent of any such substance or waste, including, but not limited to, polychlorinated biphenyls and asbestos, or any other substance or waste deleterious to the environment the release, disposal or remediation of which is now or at any time becomes subject to regulation under any Hazardous Materials Laws, along with all Hazardous Materials.
“Contractual Obligation” means, as applied to any Person, any provision of any securities issued by that Person or any indenture, mortgage, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).
“Debt Service Coverage Ratio” – means the ratio of (a) Net Operating Income for the Property (for the calendar quarter ended immediately prior to the date of determination), to (b) the sum of (1) an annual interest payment calculated by multiplying (i) an interest rate per annum equal to the “Calculated Interest Rate” under the Senior Loan Agreement as of the date which is thirty (30) days prior to the Initial Maturity Date or First Extended Maturity Date, as applicable, times (ii) the amount of the “Aggregate Commitment” under the Senior Loan Agreement as of the Initial Maturity Date or First Extended Maturity Date, as applicable, plus (2) an annual interest payment calculated by multiplying (i) an interest rate per annum equal to the Calculated Interest Rate as of the date which is thirty (30) days prior to the Initial Maturity Date or First Extended Maturity Date, as applicable, times (ii) the amount of the Aggregate Commitment as of the Initial Maturity Date or First Extended Maturity Date, as applicable.
“Deed of Trust” means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Senior Borrower, as Trustor, to Chicago Title Insurance Company, as Trustee, in favor of Administrative Agent, for the benefit of Senior Lenders, as Beneficiary, as amended, supplemented, replaced or modified.
“Default” – shall have the meaning given to such term in Section 11.1.
“Default Rate” – is a rate of interest per annum five percent (5%) in excess of the applicable Effective Rate in effect from time to time.
“Distributions”, with respect to Borrower, means any distribution of money to any equity owner or Affiliate of Borrower, whether in the form of earnings, income or other proceeds, repayment of any principal or interest on any loan or other advance made to Borrower by any such equity owner or Affiliate, or any loan or advance by Borrower of any funds to any such equity owner or Affiliate.
“Dollars” and “$” – means the lawful money of the United States of America.
“Effective Date” – means the date on which Lender make the initial disbursement of Loan proceeds hereunder.
“Effective Gross Income” means the sum of (a) total monthly base rent payable, as of the applicable date of determination and at the Net Effective Rental Rate, by tenants under Approved Leases multiplied by twelve (12), excluding security or other deposits, late fees, lease termination or other similar charges, delinquent rent recoveries, unless previously reflected in reserves, or any other items of a non-recurring nature; plus (b) monthly expense reimbursements payable by such tenants multiplied by twelve (12).
“Effective Rate” – means the rate of interest calculated in accordance with Section 2.7(e), which shall be effective from and after the Effective Date.
“Eligible Assignee” –means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) Lender and (ii) unless a Default or Potential Default exists, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates.
“Environmental Laws” – shall have the meaning given to such term in Section 6.19.

“ERISA” – means the Employee Retirement Income Security Act of 1974, as in effect from time to time.
“Excluded Taxes” – means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in the Loan pursuant to an Applicable Law in effect on the date on which Lender acquires such interest in the Loan, except in each case to the extent that, pursuant to Section 3.8, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto, (c) intentionally omitted, and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exit Fee” – shall have the meaning given to such term in Section 2.8(e).
“FATCA” - means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” – means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal Funds brokers of recognized standing selected by Lender.
“Fees” – means the fees and commissions provided for or referred to in Section 2.2 and any other fees payable by Borrower hereunder, under any other Loan Document.
“First Extended Maturity Date” – shall mean January __, 2018.
“First Extension Option” – shall have the meaning given to such term in Section 2.6.
“Funding Date” – shall have the meaning given to such term in Section 3.6.
“GAAP” – means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.
“Governmental Authority” – means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Gross Operating Income” – shall mean the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Property) discounts or credits to Senior Borrower, income, interest and other monies directly or indirectly received by or on behalf of or credited to Senior Borrower from any person with respect to Senior Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property, including, without limitation, from parking operations. Gross Operating Income shall be computed on a basis consistent with GAAP, as adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and the amortization of intangibles pursuant to FASB ASC 805.
“Guarantor” – means KBS SOR Properties, LLC, a Delaware limited liability company, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).
“Hazardous Materials” – means any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations.
“Hazardous Materials Indemnity Agreement” – means the Mezzanine Hazardous Materials Indemnity Agreement executed by Borrower for the benefit of Lender dated on or about the date hereof, as the same may be amended, modified or replaced from time to time.
“Hazardous Materials Laws” – means all laws, ordinances and regulations relating to Hazardous Materials, including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.
“Indebtedness”, as applied to any Person (and without duplication), means (a) the principal amount of all indebtedness of such Person for borrowed money, whether or not subordinated and whether with or without recourse beyond any collateral security, (b) the principal amount of all indebtedness of such Person evidenced by securities or other similar instruments, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker’s acceptances issued for such Person’s account, (d) all obligations of such Person to pay the deferred purchase price of property or services, (e) all obligations in respect of both operating and Capital Leases of such Person, (f) all Accommodation Obligations of such Person, (g) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any property (except for non-delinquent, accrued but unpaid real estate taxes as provided under Section 9.13)), (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of interest rate swap, collar, cap or similar agreements providing interest rate protection and foreign currency exchange agreements, (i) ERISA obligations currently due and payable, and (j) without duplication or limitation, all liabilities and other obligations included in the financial statements (or notes thereto) of such Person as prepared in accordance with GAAP.

“Indemnified Taxes” – means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Initial Maturity Date” means January 14, 2017.
“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and between Lender and Senior Lender.
“Interest Rate Cap Agreement” – means a “swap agreement” as defined in Section 101 of the Bankruptcy Code, incorporating the Interest Rate Cap Provisions (together with schedules relating to such an agreement) in a form and substance acceptable to Lender in its reasonable discretion, with a confirmation from the Counterparty in a form acceptable to Lender in its reasonable discretion, as modified, amended, supplemented and/or restated from time to time.
“Interest Rate Cap Provisions” means the provisions contained in an interest rate protection agreement acceptable to Lender in its reasonable discretion, with a term equal to the lesser of (i) two (2) years or (ii) through the Maturity Date, which caps the LIBO Rate at a strike rate of not more than three and one-half percent (3.50%) and which is in an amount not less than the outstanding principal balance of the Loan and the Senior Loan at the time of the Interest Rate Cap Trigger Event or at the time of the extension (as applicable, if in conjunction with an extension of the Maturity Date).
“Interest Rate Cap Trigger Event” means the LIBO Rate exceeding one and one-half percent (1.50%) during a LIBO Rate Period or LIBO Rate Periods for thirty (30) consecutive days.
“KBS REIT” – means KBS Strategic Opportunity REIT, Inc., a Maryland corporation.
“Lease” – means a tenant lease of all or any portion of the Property.
“Leasing Agreement” means that certain leasing agreement to be entered into by Borrower and a third-party leasing manager with respect to the Property.
“Leasing Holdback” – means an amount equal to $5,000,000, which amount shall be disbursed in accordance with Section 3.4.
“Lender” – shall have the meaning given to such term in the introductory paragraph of this Agreement.
“Liabilities and Costs” – means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys’, experts’ and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.
“LIBO Rate” – is the rate of interest per annum determined by Lender on the basis of the rate for United States dollar deposits for delivery on the first (1st) day of each LIBO Rate Period, for a period approximately equal to such LIBO Rate Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of the LIBO Rate Period (or if not so reported, then as determined by Lender from another recognized source or interbank quotation), provided that in no case shall the LIBO Rate be less than 25 basis points (0.25%).

“LIBO Rate Period” – is a period commencing on the first (1st) Business Day of a calendar month and continuing to, but not including, the first (1st) Business Day of the next calendar month; provided, however, no LIBO Rate Period shall extend beyond the Maturity Date.
“LIBO Rate Portion” – is the principal balance of the Loan which is subject to a Calculated Interest Rate.
“LIBO Rate Price Adjustment” – has the meaning given to such term in Section 2.7(f).
“Lien” – means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9408 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.
“Loan” – means the cumulative principal amount of up to Thirty Million Dollars ($30,000,000).
“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.
“Loan Party” – means Borrower and any other person or entity obligated under the Loan Documents or Other Related Documents.
“Loan-to-Value Percentage” – means the Aggregate Debt Stack as a percentage of the Appraised Value of the Property.
“Lockout Period” – means the period from the Effective Date until (but not including) January 14, 2015.
“Major Agreements” – means, at any time, (a) each cross-easement, restrictions or similar agreement encumbering or affecting the Property and any adjoining property and (b) each property management agreement and leasing agreement with respect to the Property entered into with any Person.
“Major Lease” means any Lease (or collection of Leases to one tenant) (a) which encumbers greater than fifteen thousand (15,000) square feet of the total net rentable area of the Property (as of the date of determination), or (b) under which the Net Effective Rental Rate is less than eighty-five percent (85%) of the amount assumed for such Lease in the then most recent Appraisal.
“Manager” means KBS Capital Advisors LLC.
“Management Agreement” means the asset management agreement between Manager and KBS REIT (as defined in the Senior Loan Agreement) dated October 8, 2013.
“Material Adverse Effect” means (a) with respect to Borrower, a material adverse effect upon the condition (financial or otherwise), operations, performance, properties or prospects of Borrower that could reasonably be expected to impair, to a material extent, Borrower’s ability to perform its obligations under the Loan Documents; and (b) with respect to the Property, a material adverse effect upon the physical condition of the Property, or upon its operations, performance or prospects, that reduces the Appraised Value of the Property to an amount that is less than eighty percent (80%) of the Appraised Value of the Property as of the date hereof. The phrase “has a Material Adverse Effect” or “will result in a Material Adverse Effect” or words substantially similar thereto shall in all cases be intended to mean “has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect”, and the phrase “has no (or does not have a) Material Adverse Effect” or “will not result in a Material Adverse Effect” or words substantially similar thereto shall in all cases be intended to mean “does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect”.
“Maturity Date” – means the Initial Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable.
“Maximum Loan-to-Value Percentage” – means seventy-five percent (75%).
“Minimum Loan Constant” – means seven and four-tenths percent (7.4%).
“Net Effective Rental Rate” means the actual recurring contractual base rental payment required to be paid by a tenant under a Lease, taking into account any adjustment regarding Concessions.
“Net Operating Income” shall mean, as of any date of determination (such date, the “Reference Date”), (a) Gross Operating Income for the immediately preceding calendar quarter (the “Calculation Period”) (excluding, however, any Gross Operating Income received from tenants under Leases that are not Approved Leases as of the Reference Date) and (i) adjusted downwards by Lender in accordance with the definition of “Concessions” and (ii) adjusted upward to give credit for rents of tenants in possession but not paying rent due to a free rent period (provided, the amount credited in the foregoing subclause (ii) shall be the monthly rent, at the monthly Net Effective Rental Rate, that the applicable tenant is required to pay during the first month in which it is required to pay rent under its Lease), provided such tenant will commence paying rent within six (6) months after the last day of the Calculation Period, multiplied by four (4); minus (b) the actual reasonable Operating Expenses for the immediately preceding calendar quarter multiplied by four (4).
“Note” – means the Secured Promissory Note (Mezzanine), in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, together with such other replacement notes as may be issued from time to time pursuant to Section 13.13, as hereafter amended, supplemented, replaced or modified.
“Obligations” means, from time to time, all Indebtedness of Borrower owing to Lender, to any Person entitled to indemnification pursuant to Section 13.1, or to any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with this Agreement or any other Loan Document. (Notwithstanding the foregoing definition of “Obligations”, Borrower’s obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Pledge).
“Operating Budget” – shall have the meaning given to such term in Section 10.1(e).

“Operating Expenses” – means all actual reasonable operating expenses of the Property, including, without limitation, those for maintenance, property management (subject to an imputed minimum equal to the greatest of (a) the management fees assumed in the most recent Appraisal of the Property, (b) the actual management fees (which shall include salaries and overhead shown on the property operating statement) during the applicable period, or (c) two percent (2.00%) of Effective Gross Income), repairs, annual taxes, bond assessments, ground lease payments (if any), insurance, utilities and other annual expenses (but not costs of tenant retrofit, lease commission, capital improvements or capital repairs) and non-capital reserves that are customary and standard for properties of the same type as the Property. Operating Expenses shall not include (i) any interest or principal payments on the Loan or the Senior Loan, (ii) any allowance for depreciation or amortization, or any other non-cash expenses, (iii) impairments of value on a book basis or (iv) any taxes payable by KBS REIT or KBS Strategic Opportunity Limited Partnership on portfolio income. Recurring expenses, which are not paid monthly, shall be accounted for monthly, without duplication, on an accrual basis. Upon Borrower’s request, Lender, in its discretion, may approve adjustments to Operating Expenses to account for seasonal or extraordinary expenses that, taking into account the average over the prior three (3) calendar years, could overstate Operating Expenses upon annualizing such expenses.
“Operating Statement” – shall have the meaning given to such term in Section 10.1.
“Other Connection Taxes” – means with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or Loan Document).
“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents, all of which do not constitute “Loan Documents”. The Other Related Documents include, without limitation, any Interest Rate Cap Agreement and documents evidencing any such Interest Rate Cap Agreement.
“Other Taxes” –means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant” – shall have the meaning given to such term in Section 13.13.
“Permit” – means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.
“Permitted Liens” – means:

(a)	Liens (other than environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due;

(b)	Any laws, ordinances or regulations affecting the Property or the Collateral;

(c)	Liens imposed by laws, such as mechanics’ liens and other similar liens, arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due;

(d)	All matters shown on the Title Policy as exceptions to coverage thereunder;

(e)	Liens on the assets of Senior Borrower in favor of Administrative Agent, for the benefit of Senior Lenders, under the Deed of Trust;

(f)	Liens in favor of Lender under the Pledge;

(g)	All existing Leases at the Property and any future Leases at the Property entered into in accordance with this Agreement; and

(h)	Liens on the assets of Senior Borrower in favor of Wells Fargo Bank, National Association, relating to any “Swap Agreement,” as defined in the Senior Loan Agreement.
“Permitted Operating Expenses” – shall mean the following expenses to the extent that such expenses are reasonable in amount and customary for properties of the same type as the Property: (i) taxes and assessments imposed upon the Property to the extent that such taxes and assessments are required to be paid by Borrower and are actually paid or reserved for by Borrower; (ii) bond assessments; (iii) insurance premiums for casualty insurance (including, without limitation, earthquake and terrorism coverage) and liability insurance carried in connection with the Property to the extent that such premiums are actually paid or reserved for by Senior Borrower, provided, however, if any, insurance is maintained as part of a blanket policy covering the Property and other properties, the insurance premium included in this subparagraph shall be the premium fairly allocable to the Property; and (iv) operating expenses and capital expenditures incurred by Senior Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property in the ordinary course. Permitted Operating Expenses shall not include any interest or principal payments on the Loan or the Senior Loan or any allowance for depreciation.
“Person” – means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.
“Pledge” – means that certain Pledge and Security Agreement dated as of the date hereof between Borrower and Lender.
“Potential Default” – means an event, circumstance or condition which, with the giving of notice or the lapse of time, or both, would constitute a Default.
“Price Adjustment Date” – shall have the meaning given to such term in Section 2.7(f).
“Proceedings” means, collectively, all actions, suits, arbitrations and proceedings, at law, in equity or otherwise, before, and investigations commenced or threatened by or before, any court or Governmental Authority with respect to a Person.
“Property”– shall have the meaning given to such term in Recital A.
“Property Manager” – shall mean that certain manager of the Property and party to the Property Management Agreement with Senior Borrower.
“Property Management Agreement” – shall mean that certain Property Management Agreement, between Borrower and Property Manager regarding the management of the Property.
“Regulatory Change” - means, with respect to Lender, any change effective after the Effective Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.
“Regulatory Costs” – are, collectively, future, supplemental, emergency or other increases in the Reserve Percentage or the FDIC assessment rates, or any other new or increased requirements or costs imposed by any domestic or foreign governmental authority to the extent that they are attributable to Lender having entered into the Loan Documents or the performance of Lender’s obligations thereunder, and which result in a reduction in Lender’s rate of return from the Loan, Lender’s rate of return on overall capital or any amount due and payable to Lender under any Loan Document. Regulatory Costs shall not, however, include any requirements or costs that are incurred or suffered by Lender as a direct result of Lender’s willful misconduct or negligence.
“Release” means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.
“Remedial Action” means any action required by applicable Hazardous Materials Laws to (a) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.
“Requirements of Law” – means, as to any entity, the charter and by-laws, partnership agreement or other organizational or governing documents of such entity, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject, including without limitation, applicable securities laws and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.
“Reserve Percentage” – is at any time the percentage announced within Lender as the reserve percentage for the Loan under Regulation D, or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.
“Second Extended Maturity Date” – shall mean January 14, 2019.
“Second Extension Option” – shall have the meaning given to such term in Section 2.6.
“Secondary Loan” shall have the meaning given to such term in Section 9.21(b).
“Senior Borrower” – shall have the meaning given to such term in the Recitals.

“Senior Lender” – means Wells Fargo Bank, N.A., together with its successors and assigns.
“Senior Loan” – means that certain loan made by Senior Lender to Senior Borrower on the date hereof in the original principal amount of $111,000,000, secured by the Deed of Trust.
“Senior Loan Agreement” – means that certain Loan Agreement dated as of the date hereof between Senior Borrower, Administrative Agent and Senior Lender with respect to the Senior Loan.
“Senior Loan Documents” – means the Senior Loan Agreement, the Deed of Trust, and all other instruments evidencing, securing or guaranteeing the Senior Loan executed and delivered by Senior Borrower in connection with the Senior Loan, as the same may be modified, amended, supplemented and/or restated from time to time.
“Single Purpose Entity” means a corporation or other limited liability organization which, at all times since its formation and thereafter, was and will be organized solely for the purpose of holding its ownership interest in the Senior Borrower.
“Solvent” means, as to any Person at the time of determination, that such Person (a) owns property the value of which (both at fair valuation and at present fair salable value and taking into account (i) the value of such Person’s rights of reimbursement, contribution, subrogation and indemnity against any other Person, and (ii) the value of any property, owned by another Person, that secures any liabilities of the Person whose Solvency is being determined) is equal to or greater than the amount required to pay all of such Person’s liabilities (including contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature; and (c) has capital sufficient to carry on its business and transaction and all business and transactions in which it is about to engage.
“Spread” – means seven and eighty-five hundredths percent (7.85%).
“Subdivision Map” – shall have the meaning given to such term in Section 9.5.
“Taxes” –means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to, tax or penalties applicable thereto.
“Termination Payments” – means any sums received by Borrower or Senior Borrower in consideration of any termination (or release of discharge of any lessee), modification or amendment of any Lease.
“Title Policy” – means the ALTA Owner’s Policy of Title Insurance to be issued by Chicago Title Insurance Company with respect to the Property, together with any endorsements which Lender may require.
“Transfer” – means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.
“UCC Title Policy” – means the UCC Plus Policy of Title Insurance to be issued by Chicago Title Insurance Company with respect to the Collateral, together with any endorsements which Lender may require.
“Underwritten Debt Service Coverage Ratio” – means the ratio of (a) Net Operating Income for the Property (as underwritten for the calendar quarter ended immediately succeeding the date of determination), to (b) the sum of (1) an annual interest payment calculated by multiplying (i) an interest rate per annum equal to the “Calculated Interest Rate” under the Senior Loan Agreement as of the date which is thirty (30) days prior to the date of determination, times (ii) the amount of the “Aggregate Commitment” under the Senior Loan Agreement as of the date of determination, plus (2) an annual interest payment calculated by multiplying (i) an interest rate per annum equal to the Calculated Interest Rate as of the date which is thirty (30) days prior to the date of determination, times (ii) the amount of the Aggregate Commitment as of the date of determination.
“Underwritten Loan Constant” – means a fraction, expressed as a percentage, determined by dividing the Underwritten Net Operating Income of the Property by the Aggregate Debt Stack at the time of determination.
“Underwritten Net Operating Income” – means, as of any date of determination (such date, the “Reference Date”), (a) Gross Operating Income for the immediately succeeding calendar quarter (the “Calculation Period”) (excluding, however, any Gross Operating Income received from tenants under Leases that are not Approved Leases as of the Reference Date) and (i) adjusted downwards by Lender in accordance with the definition of “Concessions” and (ii) adjusted upward to give credit for rents of tenants in possession but not paying rent due to a free rent period (provided, the amount credited in the foregoing subclause (ii) shall be the monthly rent, at the monthly Net Effective Rental Rate, that the applicable tenant is required to pay during the first month in which it is required to pay rent under its Lease), provided such tenant will commence paying rent within six (6) months after the last day of the Calculation Period, multiplied by four (4); minus (b) the actual reasonable Operating Expenses for the immediately preceding calendar quarter multiplied by four (4).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

1.2	SCHEDULES AND EXHIBITS INCORPORATED. Schedules 6.3, 6.11, 6.24, and 7.1 and Exhibits A, B, C, D, E, F, G, and H, and all attached hereto, are hereby incorporated into this Agreement.
ARTICLE 2
LOAN

2.1
LOAN. By and subject to the terms of this Agreement, Lender has agreed to make a loan to Borrower in the aggregate principal sum of up to Thirty Million Dollars ($30,000,000), which Loan shall be evidenced by the Note. The Notes shall be secured, in part, by the Pledge encumbering the Collateral. The Loan shall be used for purposes as are more specifically described herein.

2.2
LOAN FEES. Borrower shall pay to Lender, at Loan closing, a loan fee equal to 0.65% of the Aggregate Commitment. Borrower hereby authorizes Lender to disburse on the Effective Date a portion of the Loan in such amount directly to Lender in payment of the loan fee. Such loan fee shall be deemed earned upon payment and shall not be subject to reduction or be refundable under any circumstances.

2.3
LOAN DOCUMENTS. Borrower shall execute and deliver to Lender (or cause to be executed and delivered) concurrently with this Agreement each of the documents, properly executed, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents. Notwithstanding anything contained in this Section 2.3, Borrower shall deliver to Lender within sixty (60) days after Closing, fully executed copies of each of the following (i) the Mezzanine Subordination of Property Management Agreement and (ii) the Mezzanine Subordination of Leasing Agreement, which agreements shall be in form and substance reasonably acceptable to Lender; provided, however, Borrower shall not be deemed in default under the terms of the Loan Documents in the event Borrower fails to deliver the documents required under subjection (i) and (ii), so long as Borrower is diligently and in good faith pursuing final and fully executed copies of such documents in accordance with this Section 2.3.

2.4
EFFECTIVE DATE. The date of the Loan Documents is for reference purposes only. The effective date of delivery and transfer to Lender of the security under the Loan Documents and of Borrower’s and Lender’s obligations under the Loan Documents shall be the Effective Date.

2.5
MATURITY DATE. The outstanding balance of the Loan, together with all accrued and unpaid interest and other amounts accrued and unpaid under the Loan Documents, shall be payable in full on the Maturity Date.

2.6	EXTENSION OPTIONS.

(a)
First Extension Option. Borrower shall have the right to extend the Maturity Date from the Initial Maturity Date to the First Extended Maturity Date (the “First Extension Option”), subject to Borrower’s satisfaction of the following conditions:

(i)
Borrower shall give Lender written notice of Borrower’s request for an extension of the Maturity Date not earlier than ninety (90) days, nor later than forty-five (45) days, prior to the Initial Maturity;

(ii)
As of the date of such notice, and as of the Initial Maturity Date, there shall exist no Default or Potential Default (provided that Borrower shall have an opportunity to cure such Potential Default prior to the Initial Maturity Date to the extent of applicable cure periods under this Agreement or the applicable Loan Document);

(iii)
At Lender’s request, Borrower shall have caused to be issued to Lender, at Borrower’s sole cost and expense, appropriate endorsements to the UCC Title Policy which confirm the existence and priority of the Liens securing the Obligations in connection with the requested extension;

(iv)
There shall have been no change in the financial condition of Borrower or Senior Borrower, or in the condition of the Property from that which existed on the Effective Date, which change, as determined by Lender in its reasonable discretion, has a Material Adverse Effect;

(v)
The Loan-to-Value Percentage of the Property, based upon a new Appraisal commissioned by Lender or Senior Lender at Borrower’s sole cost and expense and with a valuation date within sixty (60) days of the Initial Maturity Date, shall not exceed the Maximum Loan-to-Value Percentage;

(vi)
(a) The Net Operating Income from the Property shall be sufficient to yield a Debt Service Coverage Ratio of not less than 1.25:1.00 as of the Initial Maturity Date and (b) the Net Operating Income from the Property shall be sufficient to yield a “Debt Service Coverage Ratio” (as defined in the Senior Loan Agreement) of not less than 1.25:1.00 as of the Initial Maturity Date;

(vii)	Borrower shall have paid to Lender an extension fee in an amount equal to twenty-five hundredths of one percent (0.25%) of the Aggregate Commitment as of the Initial Maturity Date;

(viii)	If an Interest Rate Cap Trigger Event has previously occurred, Borrower shall have obtained an Interest Rate Cap Agreement reasonably acceptable to Lender; and

(ix)
The maturity date under the Senior Loan shall have been extended to the First Extended Maturity Date, and Senior Borrower shall have satisfied all other conditions set forth in Section 2.6(a) of the Senior Loan Agreement to the exercise of the First Extension Option (as such term is defined in the Senior Loan Agreement).

Notwithstanding the foregoing and subject to Section 2.8(d), Borrower shall have the right to (i) repay principal outstanding under the Loan, or (ii) to affirmatively elect to cancel any undisbursed portion of the Aggregate Commitment, or (iii) any combination thereof, in such amount as may be required to reduce the Aggregate Commitment, as applicable, pursuant to this Section 2.6(a), to an amount such that Borrower is in compliance with subsections (v) and/or (vi) above. Any repayment of principal or cancellation of commitment pursuant to this Section 2.6(a) shall reduce the Aggregate Commitment dollar for dollar and any sums repaid may not be reborrowed. Except as modified by this Section 2.6(a), the terms and conditions of this Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

(b)
Second Extension Option. Provided Borrower has exercised the First Extension Option, Borrower shall have the right to extend the Maturity Date from the First Extended Maturity Date to the Second Extended Maturity Date (the “Second Extension Option”), subject to Borrower’s satisfaction of the following conditions:

(i)
Borrower shall give Lender written notice of Borrower’s request for an extension of the Maturity Date not earlier than ninety (90) days, nor later than forty-five (45) days, prior to the First Extended Maturity Date;

(ii)
As of the date of such notice, and as of the First Extended Maturity Date, there shall exist no Default or Potential Default (provided that Borrower shall have an opportunity to cure such Potential Default prior to the First Extended Maturity Date to the extent of applicable cure periods under this Agreement or the applicable Loan Document);

(iii)
At Lender’s request, Borrower shall have caused to be issued to Lender, at Borrower’s sole cost and expense, appropriate endorsements to the UCC Title Policy which confirm the existence and priority of the Liens securing the Obligations in connection with the requested extension;

(iv)
There shall have been no change in the financial condition of Borrower or Senior Borrower, or in the condition of the Property from that which existed on the Effective Date, which change, as determined by Lender in its reasonable discretion, has a Material Adverse Effect;

(v)
The Loan-to-Value Percentage of the Property, based upon a new Appraisal commissioned by Lender at Borrower’s sole cost and expense and with a valuation date within sixty (60) days of the First Extended Maturity Date, shall not exceed the Maximum Loan-to-Value Percentage;

(vi)
(a) The Net Operating Income from the Property shall be sufficient to yield a Debt Service Coverage Ratio of not less than 1.25:1.00 as of the First Extended Maturity Date and (b) the Net Operating Income from the Property shall be sufficient to yield a “Debt Service Coverage Ratio” as defined in the Senior Loan Agreement of not less than 1.25:1.00 as of the First Extended Maturity Date;

(vii)	Borrower shall have paid to Lender an extension fee in an amount equal to twenty-five hundredths of one percent (0.25%) of the Aggregate Commitment as of the First Extended Maturity Date;

(viii)	If an Interest Rate Cap Trigger Event has previously occurred, Borrower shall have obtained an Interest Rate Cap Agreement reasonably acceptable to Lender; and

(ix)
The maturity date under the Senior Loan shall have been extended to the Second Extended Maturity Date, and Senior Borrower shall have satisfied all other conditions set forth in Section 2.6(b) of the Senior Loan Agreement to the exercise of the Second Extension Option (as such term is defined in the Senior Loan Agreement).

Notwithstanding the foregoing and subject to the terms of Section 2.8(d), Borrower shall have the right to (i) repay principal outstanding under the Loan, or (ii) to affirmatively elect to cancel any undisbursed portion of the Aggregate Commitment, or (iii) any combination thereof, in such amount as may be required to reduce the Aggregate Commitment, as applicable, pursuant to this Section 2.6(b), to an amount such that Borrower is in compliance with subsections (v), and/or (vi) above. Any repayment of principal or cancellation of commitment pursuant to this Section 2.6(b) shall reduce the Aggregate Commitment dollar for dollar and any sums repaid may not be reborrowed. Except as modified by this Section 2.6(b), the terms and conditions of this Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

2.7	INTEREST ON THE LOAN.

(a)
Interest Payments. Interest accrued on the outstanding principal balance of the Loan shall be due on the first day, and payable, in the manner provided in Section 2.8, on the first Business Day, of each month commencing with the first month after the Effective Date.

(b)
Default Interest. Notwithstanding the rates of interest specified in Sections 2.7(e) below and the payment dates specified in Section 2.7(a), at any time following the occurrence and during the continuance of any Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments on the Loan not paid when due, shall bear interest payable upon demand at the Default Rate. All other amounts due Lender (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall likewise bear interest from and after demand at the Default Rate.

(c)
Late Fee. Borrower acknowledges that late payment to Lender will cause Lender to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails to pay interest due hereunder within fifteen (15) days after such payment is due, then Borrower shall at, Lender’s option, pay a late or collection charge equal to four percent (4%) of the amount of such unpaid interest payment to Lender. Borrower and Lender agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Lender will incur by reason of late payment. Borrower and Lender further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Lender from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Lender.

(d)
Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time. In computing interest on the Loan, the date of the making of a disbursement under the Loan shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.7, interest in respect of the Loan shall not exceed the maximum rate permitted by applicable law.

(e)
Effective Rate. Provided no Default exists under this Agreement or under any other Loan Document, the “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date of this Agreement, be one or more of the following:

(i)
Initial Disbursement; Subsequent Disbursements During Any Calendar Month. For the initial disbursement of principal under this Agreement, and for any subsequent disbursements of principal during any calendar month, the Effective Rate on such principal amount shall be the Calculated Interest Rate on the date of disbursement as determined by Lender. Such Effective Rate shall apply to such principal amount from the date of disbursement through and including the date immediately preceding the first (1st) Business Day of the next calendar month. On the first (1st) Business Day of the next calendar month, any principal disbursed during the prior calendar month shall be added to (or become) the LIBO Rate Portion for purposes of calculation of the Effective Rate under subsection (ii) below.

(ii)
Reset of Effective Rate. Commencing with the first (1st) Business Day of the first (1st) calendar month after the initial disbursement of principal under this Agreement, and continuing thereafter on the first (1st) Business Day of each succeeding calendar month, the Effective Rate on the outstanding LIBO Rate Portion under the Loan (i.e., all outstanding principal on such first (1st) Business Day) shall be reset to the Calculated Interest Rate, as determined by Lender on each such first (1st) Business Day.

(iii)	Intentionally omitted.

(iv)
Requests. Any written request by Borrower to Lender shall be delivered to Lender as required by Section 13.4. Lender is authorized to rely upon the telephonic request and acceptance of Robert Durand, Brian Ragsdale, Jeff Rader, Stacie Yamane, Dave Snyder, Andree Ngo, Todd Smith and Tanya Fisher, as Borrower’s duly authorized agents, or such additional authorized agents as Borrower shall designate in writing to Lender. Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of Lender as Lender may from time to time designate.

(v)
Post-Maturity; Default Rate. From and after the Maturity Date (as may be extended pursuant to the terms of this Agreement), or such earlier date on which a Default exists under the Loan Agreement or any of the other Loan Documents, all sums owing on the Note shall bear interest at a rate per annum equal to the Default Rate.

(vi)
Taxes, Regulatory Costs and Reserve Percentages. Within thirty (30) calendar days after Lender’s demand, Borrower shall pay to Lender, in addition to all other amounts which may be, or become, due and payable under the Loan Documents, any and all Taxes and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate. Further, at Lender’s option, the Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Lender in its prudent banking judgment, from the date of imposition (or subsequent date selected by Lender) of any such Regulatory Costs. Lender shall give Borrower written notice of any Taxes and Regulatory Costs (setting forth in reasonable detail the basis of such determination) as soon as practicable after their occurrence, but in any event within ninety (90) days after Lender obtains actual knowledge thereof; provided that if Lender fails to give such notice within ninety (90) days after it obtains actual knowledge of such an event, Lender shall be entitled to payment only for Taxes and Regulatory Costs incurred from and after the date ninety (90) days prior to the date that Lender does give such notice.

(f)
LIBO Rate Price Adjustment. Borrower acknowledges that prepayment or acceleration of a LIBO Rate Portion during a LIBO Rate Period shall result in Lender incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a LIBO Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”), Borrower will pay Lender (in addition to all other sums then owing to Lender) an amount (“LIBO Rate Price Adjustment”) equal to the then present value of (a) the amount of interest that would have accrued on the LIBO Rate Portion for the remainder of the LIBO Rate Period at the Calculated Interest Rate set on the first (1st) Business Day of the month in which such amount is prepaid or becomes due, less (b) the amount of interest that would accrue on the same LIBO Rate Portion for the same period if the Calculated Interest Rate were set on the Price Adjustment Date at the Calculated Interest Rate in effect on the Price Adjustment Date. The present value shall be calculated by Lender by using as a discount rate the Calculated Interest Rate quoted on the Price Adjustment Date.

By initialing this provision where indicated below, Borrower confirms that Lender’s agreement to make the Loan at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement:
Borrower Initials.    /s/ DES

(g)
Purchase, Sale and Matching of Funds. Borrower understands, agrees and acknowledges the following: (a) Lender has no obligation to purchase, sell and/or match funds in connection with the use of a Calculated Interest Rate as a basis for calculating an Effective Rate or LIBO Rate Price Adjustment; (b) a Calculated Interest Rate is used merely as a reference in determining an Effective Rate or a LIBO Rate Price Adjustment; and (c) Borrower has accepted a Calculated Interest Rate as a reasonable and fair basis for calculating an Effective Rate or a LIBO Rate Price Adjustment. Borrower further agrees to pay the LIBO Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not any Lender elects to purchase, sell and/or match funds.

2.8	PAYMENTS.

(a)
Manner and Time of Payment. All principal, interest and fees payable hereunder shall be paid to Lender and shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Lender’s written wire transfer instructions) of immediately available funds for the account of Lender not later than 11:00 A.M. (San Francisco time) on the date due; and funds received by Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(b)
Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.

(c)	Intentionally omitted.

(d)	Voluntary Prepayment. Except as otherwise provided herein, the Loan may not be prepaid in whole or in part unless and until the Senior Loan has been repaid in full:

(i)
Subject to compliance with the provisions of Section 2.7(g) and 2.8(e) below, in the event the conditions to exercise the First Extension Option (as defined in the Senior Loan Agreement) have been satisfied by Senior Borrower, then Borrower may repay the Loan (i) in whole, or (ii) if and to the extent necessary to satisfy the conditions of the First Extension Option (as defined herein), in part, on the Initial Maturity Date, upon not less than three (3) Business Days’ prior written notice to Lender not later than 11:00 A.M. (San Francisco time) to the Initial Maturity Date.

(ii)
Subject to compliance with the provisions of Section 2.7(g) and 2.8(e) below, in the event the conditions to exercise the Second Extension Option (as defined in the Senior Loan Agreement) have been satisfied by Senior Borrower, then Borrower may repay the Loan (i) in whole, or (ii) if and to the extent necessary to satisfy the conditions of the Second Extension Option (as defined herein), in part, on the First Extended Maturity Date, upon not less than three (3) Business Days’ prior written notice to Lender not later than 11:00 A.M. (San Francisco time) to the First Extended Maturity Date.

(iii)
Subject to compliance with the provisions of Sections 2.7(g) and 2.8(e) below and provided all obligations of the Senior Loan have been satisfied in full by Senior Borrower, at any time during the Lock-out Period, Borrower may, upon not less than thirty (30) days’ prior written notice to Lender, prepay all, but not less than all, of the Loan only in connection with (i) the closing of a sale of the Property to a Person that is not an Affiliate of Borrower, or (ii) a refinancing of the Senior Loan and/or the Loan.

(iv)
Any notice of prepayment given to Lender under this Section 2.8(d) shall specify the date of prepayment and the principal amount of the prepayment. In the event of a prepayment of any LIBO Rate Portion, Borrower shall concurrently pay any LIBO Rate Price Adjustment payable in respect thereof. Any principal balance reduction shall reduce the Aggregate Commitment by a like amount, which reduction shall automatically reduce the Aggregate Commitment and any amounts repaid may not be reborrowed.

(e)
Exit Fee. Concurrently with Borrower’s prepayment of the Loan in accordance with Section 2.8(d), in whole or in part, at any time prior to July 1, 2015 (the “Exit Fee Termination Date”), and whether or not the Loan is repaid by Borrower or otherwise satisfied (including in connection with a foreclosure or earlier acceleration of the Loan following a Default), in addition to any LIBO Rate Price Adjustment then due, Borrower shall pay to Lender a non-refundable exit fee (“Exit Fee”) in an amount equal to the principal amount of the Loan prepaid multiplied by the applicable percentage set forth in the table below, with any such Exit Fee deemed fully earned when paid.

Date of Payment	Applicable Exit Fee Percentage
Prior to expiration of Lockout Period
Greater of (a) 2%, or (b) the product of (i) the Spread, multiplied by (ii) a fraction, the numerator of which is the number of months remaining in the Lockout Period at the time of calculation (including the month of calculation) and the denominator of which is 12

On or after January 14, 2015 and prior to July 14, 2015	1.00%
On or after July 14, 2015	No Exit Fee

2.9
FULL REPAYMENT AND RECONVEYANCE. Upon receipt of all sums owing and outstanding under the Loan Documents, and the full payment and performance of all Obligations, Lender shall release the Collateral from the lien of the Pledge; provided, that  Lender shall have received all escrow, closing and filing costs, the costs of preparing and delivering such releases and any sums then due and payable under the Loan Documents. Lender’s obligations to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release or reconveyance, and any commitment of Lender to lend any undisbursed portion of the Loan shall be canceled. Any full or partial repayment shall be without prejudice to Borrower’s obligations under any Interest Rate Cap Agreement, which shall remain in full force and effect subject to the terms of such Interest Rate Cap Agreement (including provisions that may require a reduction, modification or early termination of an interest rate cap transaction, in whole or in part, in the event of such repayment, and may require Borrower to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

2.10	INTENTIONALLY OMITTED.

2.11	INTEREST RATE CAP OBLIGATIONS.

(a)
Unless and until the occurrence of an Interest Rate Cap Trigger Event, Borrower shall have no obligation to purchase or deliver an Interest Rate Cap Agreement or other interest rate protection agreement. Within fifteen (15) Business Days following the occurrence of an Interest Rate Cap Trigger Event, Borrower shall obtain an Interest Rate Cap Agreement in accordance with this Section 2.11, and thereafter shall maintain an Interest Rate Cap Agreement in effect until the lesser of (i) the Maturity Date (as may be extended pursuant to this Agreement) or (ii) two years. If any Interest Rate Cap Agreement will expire before the Maturity Date (as may be extended pursuant to this Agreement), Borrower shall obtain a replacement Interest Rate Cap Agreement in accordance with this Section 2.11 not less than two (2) Business Days before the expiration of such Interest Rate Cap Agreement. Promptly upon any failure by Borrower to comply with its obligations under this Section 2.11(a), in addition to any other remedies Lender may have hereunder, Borrower shall deliver to Lender, to be held in escrow until Borrower complies with such obligations, all cash distributed to Borrower by Senior Borrower following the Interest Rate Cap Trigger Event in excess of any amounts otherwise payable to Lender hereunder or to Senior Lender (if any), and Borrower shall be prohibited from making any Distributions to the owners of Borrower until Borrower complies with such obligations.

(b)
If Borrower purchases an Interest Rate Cap Agreement, the Counterparty shall be reasonably acceptable to Lender and such Interest Rate Cap Agreement shall not be secured by the Collateral in any manner whatsoever, and Borrower shall, at Lender’s request, confirm that Borrower has collaterally assigned all of Borrower’s right, title and interest to receive any and all payments under the Interest Rate Cap Agreement to Lender pursuant to a separate collateral assignment (in form and substance acceptable to Lender), and shall deliver to Lender executed counterparts of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that, at Lender’s request, payments made to Borrower by the counterparty under such Interest Rate Cap Agreement be deposited directly into an account acceptable to Lender), executed by Borrower and the applicable counterparty.

(c)
Borrower hereby grants and assigns to Lender a security interest, to secure payment and performance of the Obligations, in all of Borrower’s right, title and interest, now or hereafter acquired, to the payment of money to Borrower under any Interest Rate Cap Agreement.

ARTICLE 3
DISBURSEMENT

3.1	CONDITIONS PRECEDENT. Lender’s obligation to make any disbursements or take any other action under the Loan Documents shall be subject to satisfaction of each of the following conditions precedent:

(a)	There shall exist no Default or Potential Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents; and

(b)
Lender shall have received all Loan Documents, Other Related Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender or any Lender under the terms of this Agreement or any of the other Loan Documents; and

(c)	Lender shall have received, with respect to the Property and/or the Collateral, as applicable:

(i)	To the extent available, operating statements for the previous two (2) years;

(ii)
A current rent roll, in form satisfactory to Lender, and certified by Borrower to be true and correct to the best of Borrower’s knowledge and, to the extent available, an uncertified two-year operating and occupancy history;

(iii)
A survey certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, including a certification that the Property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration;

(iv)	A “Phase I” environmental assessment, not more than twelve (12) months old;

(v)	The Title Policy and UCC Title Policy;

(vi)	Copies (true and correct, to the best of Borrower’s knowledge) of all Major Agreements and Leases affecting the Property; and

(vii)
Copies (true and correct, to the best of Borrower’s knowledge) of engineering, mechanical, structural or maintenance studies performed (if not previously performed, such studies as shall be required by Lender).

(d)
Lender shall have received estoppel certificates, in form and substance acceptable to Lender, from tenants at the Property occupying at least fifty percent (50%) of the aggregate net rentable area of the Property.

(e)
Lender shall have received executed copies of the Senior Loan Documents; (ii) Lender shall have received an executed original or pdf of the Intercreditor Agreement in form approved by Lender; and (iii) the proceeds of the Senior Loan (subject to any holdback expressly provided for in the Senior Loan Documents) shall have been wired into escrow to or for the benefit of Senior Borrower.

Lender hereby acknowledges that disbursement of proceeds of the Loan on the Effective Date shall be deemed Lender’s confirmation that the conditions in this Section 3.1, with the exception of the conditions in Sections 3.1(a), 3.1(b) (relating to Loan Documents and Other Related Documents only) and 3.1(c)(v), have been satisfied or waived by Lender.

3.2
APPRAISALS. The Appraised Value of the Property shall be determined or redetermined, as applicable, under each of the following circumstances (but not more than once in any six (6) month period (provided such limitation shall not be applicable to clause (b) below)):

(a)	Lender will determine the Appraised Value of the Property on or before the Effective Date;

(b)	At Lender’s election, Lender will determine the Appraised Value of the Property in connection with, and prior to, each extension of the Maturity Date;

(c)	At any time and from time to time, upon five (5) Business Days’ prior written notice to Borrower, Lender may redetermine the Appraised Value of the Property in any of the following circumstances:

(i)
if a major casualty, condemnation, contamination or violation of any Requirements of Law occurs, or is discovered to exist, with respect to the Property, or if Lender reasonably believes that a Material Adverse Effect may have occurred; or

(ii)	if necessary in order to comply with Requirements of Law applicable to Lender.
Lender shall use commercially reasonable efforts to coordinate with Senior Lender(s) the commission of any Appraisal such that Lender shall use and review the same Appraisal being reviewed by Senior Lender where and when applicable under the Senior Loan Documents.
Lender shall notify Borrower of any change in Appraised Value of the Property. Except as otherwise provided, the costs of any Appraisal commissioned pursuant to this Section 3.2 shall be paid by Borrower.
Notwithstanding anything to the contrary contained in this Section 3.2, Lender may reappraise the Property at any time, without limitation, at its sole cost and expense.

3.3
INITIAL DISBURSEMENT. Subject to satisfaction of the conditions set forth in Section 3.1, proceeds of the Loan in an amount equal to $25,000,000 (the “Initial Disbursement”) shall be disbursed on the Effective Date to or for the account of Borrower, as directed by Borrower.

3.4
ADDITIONAL DISBURSEMENTS. Lender shall disburse to or for the benefit of Borrower an amount, in the aggregate, not to exceed the amount of the Leasing Holdback, subject to the satisfaction of the conditions in Section 3.1(a), and (b) and the following additional conditions precedent, all as of the requested Funding Date:

(a)
Lender shall have received a written request for disbursement from one of the following individuals Robert Durand, Brian Ragsdale, Jeff Rader, Stacie Yamane, Dave Snyder, Ann Marie Watters, Andree Ngo, Maria Tran, Jane Marcel, Todd Smith and Tanya Fisher. The request (i) shall be submitted in accordance with this Agreement, (ii) shall specify the sum that Borrower is requesting to be disbursed, which sum, when added to the outstanding principal balance of the Loan, shall not exceed the Aggregate Commitment, and (iii) shall specify the purpose for which funds are being requested;

(b)
All of the representations and warranties of Borrower contained in this Agreement or in any other Loan Document shall be true and correct in all material respects on and as of such date, as though made on and as of such date;

(c)	No Default or Potential Default shall have occurred which is continuing;

(d)	No Default or Potential Default would result from the making of such disbursement;

(e)	Lender shall have received any other document, requirement, evidence or information that Lender may reasonably request under any provision of the Loan Documents;

(f)	The Funding Date shall be no later than January 14, 2016, and shall be no earlier than thirty (30) days following any previous Funding Date;

(g)	Any requested disbursement (other than the final disbursement or a final payment related to an Approved Lease which has been funded) shall be in an amount of not less than $200,000;

(h)
Disbursements of the Leasing Holdback may be used only to pay, or to reimburse Borrower for, tenant improvement costs and leasing commissions for new Approved Leases or Approved Lease renewals, in each case having a remaining term of not less than three (3) years, less any amounts related thereto disbursed under the Senior Loan Agreement from the “Leasing Holdback” therein;

(i)
Borrower shall have delivered to Lender (i) such evidence as Lender may reasonably request to evidence such tenant improvement costs and leasing commissions, including invoices, lien waivers and canceled checks for work that is the subject of the disbursement request, (ii) a title search in form and substance reasonably acceptable to Lender, (iii) to the extent Lender deems reasonably necessary, any or all of the following at Lender's discretion:  (A) all permits, bonds, licenses and approvals, whether necessary for commencement, performance, completion, occupancy, use or otherwise and to the extent required (and only to the extent required) by any applicable laws for the stage of work so completed; and/or (B) other evidence as reasonably determined by Lender and to the extent reasonably available to Borrower showing that Borrower has caused Senior Borrower to complete and perform the portion of the work which is the subject of the disbursement request, and (iv) evidence of the amounts related thereto that Borrower has requested, or will request, to be disbursed under the Senior Loan Agreement from the “Leasing Holdback” therein;

(j)
With respect to disbursements for tenant improvement costs, Lender shall have inspected, or shall have expressly waived in writing such inspection, and approved the completed portion of the work which is the subject of the disbursement request;

(k)
Any requested disbursement shall be equal to the lesser of (i) actual costs incurred, or (ii) a combined rate (for all leases to which such disbursement request relates) of $40 per square foot for new Approved Leases or $25 per square foot for Approved Lease renewals;

(l)
The Underwritten Net Operating Income from the Property, taking into account the Approved Leases to which such disbursement request relates, shall be sufficient to yield an Underwritten Debt Service Coverage Ratio of not less than 1.25:1.00 as of the Funding Date; and

(m)
Underwritten Net Operating Income from the Property, taking into account the Approved Leases to which such disbursement request relates, calculated as of the Funding Date yields an Underwritten Loan Constant of not less than the Minimum Loan Constant.

3.5	ADDITIONAL RESERVES.

(c)
Lender shall require $3,000,000 of the Loan to be held back in escrow by Lender for capital improvements and leasing commissions with respect to the Property, provided that Lender shall waive such reserve requirement for so long as Senior Lender retains the “Holdback” (as defined in the Senior Loan Agreement) and disburses the same in accordance with Section 3.4 of the Senior Loan Agreement. At such time as such reserve requirement is no longer waived by Lender, the retention and distribution of such amounts shall be governed by provisions analogous to Section 3.4 of the Senior Loan Agreement.

(d)
Provided Senior Lender is not otherwise reserving payment for taxes and insurance under the terms of the Senior Loan Documents, during the occurrence and continuance of a Default, Lender shall have the right, at its option, to require Borrower to deposit with Lender monthly tax and insurance reserves in the amount of one-twelfth (1/12th) of the annual real property taxes and assessments for the Property and one-twelfth (1/12th) of the annual insurance premiums payable for the Property, each as reasonably estimated by Lender, in which case such deposits shall be held in accounts by Lender and disbursed by Lender as determined by Lender to pay such real property taxes and assessments and insurance premiums.

(e)
If at any time Wells Fargo Bank, National Association ceases to be the Administrative Agent under the Senior Loan, Borrower shall cause Senior Borrower to put in place a soft lockbox cash management agreement, on terms and conditions acceptable to Lender, Borrower and Senior Lender, allowing for the retention of “Free Cash Flow” by Senior Lender if the “Cash Flow Sweep” is instituted under Section 8.1 of the Senior Loan Agreement (as each such term is defined in the Senior Loan Agreement); provided, however, to the extent Senior Lender is then-currently instituting a rentention of “Free Cash Flow” from the Property then the provisions of this Section 3.5(c) shall be deemed satisfied.

3.6
FUNDING DATE. With respect to all advances or disbursements to be made by Lender under Section 3.4, provided the funding date requested by Borrower is not earlier than five (5) Business Days following Lender’s receipt of a request for funding, and, provided that the conditions precedent above have been satisfied as of such requested funding date, Lender shall use its good faith efforts to make the requested advance on the requested funding date (the “Funding Date”).

3.7
FUNDS DISBURSEMENT. Borrower hereby authorizes Lender to disburse the proceeds of any Loan made by Lender and any other amounts to be disbursed hereunder in accordance with the terms of the Loan Documents.

3.8	TAXES.

(a)	FATCA. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)
Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes.

(c)
Payment of Other Taxes by Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(d)
Indemnification by Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender (with a copy to Lender), or by Lender shall be conclusive absent manifest error.

(e)	Intentionally Omitted.

(f)
Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, Borrower or such other Loan Party shall deliver to Lender the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(g)	Intentionally Omitted.

(h)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.8 (including by the payment of additional amounts pursuant to this Section 3.8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

ARTICLE 4
INTENTIONALLY OMITTED
ARTICLE 5
INSURANCE
Borrower shall maintain or cause to be maintained insurance covering the Property, at Borrower’s sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:

5.1	INTENTIONALLY OMITTED.

5.2
PROPERTY INSURANCE. An All Risk/Special Form Property Insurance policy, including without limitation, theft coverage , earthquake coverage (if (a) the Property has a “Scenario Expected Loss” of twenty percent (20%) or more, (b) Lender requests, in writing, that Borrower obtain and maintain earthquake coverage and (c) such coverage is generally available at commercially reasonable rates), terrorism coverage, business income and such other coverages and endorsements as Lender may require, insuring Lender against damage to the Property in an amount not less than 100% of the full replacement cost of the Property. Lender shall be named on the policy as loss payee, subject to any rights of Senior Lender.

5.3	FLOOD HAZARD INSURANCE. A policy of flood insurance, as required by applicable governmental regulations or as deemed reasonably necessary by Lender.

5.4
LIABILITY INSURANCE. A policy of commercial general liability insurance, on an occurrence basis, with limits as reasonably required by Lender, insuring against liability for injury and/or death to any person and/or damages to property occurring on the Property and/or in the improvements thereon from any cause whatsoever.

5.5	TERRORISM INSURANCE. A policy of terrorism insurance in an amount acceptable to Lender.

5.6	ENVIRONMENTAL INSURANCE. A policy of environmental insurance in an amount acceptable to Lender.

5.7
GENERAL. Borrower shall provide to Lender certificates evidencing all required insurance policies, or other evidence of insurance acceptable to Lender. All insurance policies shall provide that the insurance shall not be cancelable or materially adversely changed without ten (10) days’ prior written notice to Lender. Lender shall be named under a Lender’s Loss Payable Endorsement (form # 438BFU or equivalent) with respect to all insurance policies that Borrower or Senior Borrower actually maintains with respect to the Property or the improvements thereon. Borrower shall provide to Lender evidence of any other hazard insurance Lender may deem necessary at any time while all or any portion of the Loan remains outstanding.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES
In order to induce Lender to make the Loan, Borrower hereby represents and warrants to Lender as of the Effective Date and continuing thereafter as follows:

6.1
ORGANIZATION; CORPORATE POWERS. Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect, and (c) has all requisite power and authority, as the case may be, to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Loan contemplated by the Loan Documents. Borrower’s chief executive office is located at its address for notice set forth below the words “Accounting Matters” below Borrower’s signature hereto.

6.2
AUTHORITY. Borrower has the requisite power and authority to execute, deliver and perform each of the Loan Documents to which it is a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the equity owners of Borrower and no other proceedings or authorizations on the part of Borrower or its equity owners are necessary to consummate such transactions, except for such as have been obtained or effected and true and correct copies of which have been delivered to Lender. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights generally.

6.3
OWNERSHIP OF BORROWER. Schedule 6.3 sets forth the direct and indirect owners of Borrower (but not any owners, direct or indirect, of KBS REIT) and the owners’ respective ownership percentages therein, and there are no other ownership interests outstanding. Except as set forth or referred to in the organizational documents of Borrower, no ownership interest (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for any ownership interest) of any such Person is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. All of the ownership interests in Borrower have been issued in compliance with all applicable Requirements of Law.

6.4
NO CONFLICT. The execution, delivery and performance by Borrower of the Loan Documents, and each of the transactions contemplated thereby, do not and will not (a) conflict with or violate Borrower’s organizational documents, or (b) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Court Order binding upon Borrower or any of its equity owners, which circumstance would have a Material Adverse Effect, or (c) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or require termination of any Contractual Obligation of Borrower, which circumstance would have a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of Borrower (other than Liens in favor of Lender arising pursuant to the Loan Documents or Permitted Liens).

6.5
CONSENTS AND AUTHORIZATIONS. Borrower has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents.

6.6
GOVERNMENTAL REGULATION. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

6.7	PRIOR FINANCIALS. Any and all balance sheets and income statements of Borrower and Senior Borrower delivered to Lender prior to the date hereof were prepared in accordance with

GAAP and fairly present the assets, liabilities and financial condition of Borrower and Senior Borrower or such constituent shareholders, partners or members, at such date and the results of its operations and its cash flows, for the period then ended. Notwithstanding the use of GAAP, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

6.8
FINANCIAL STATEMENTS; PROJECTIONS AND FORECASTS. Each of the Financial Statements to be delivered to Lender by Borrower pursuant to Section 10.1(b) (a) has been, or will be, as applicable, prepared in accordance with the books and records of Borrower or Senior Borrower, and (b) either fairly present, or will fairly present, as applicable, the financial condition of Borrower or Senior Borrower, at the dates thereof (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows for the period then ended. Each of the projections delivered to Lender prior to the date hereof and the financial plans and projections to be delivered to Lender pursuant to Section 10.1 (x) has been, or will be, as applicable, prepared by Borrower or Senior Borrower in light of the past business and performance of Borrower or Senior Borrower and (y) represent, or will represent, as of the date thereof, the reasonable good faith estimates of Borrower’s or Senior Borrower’s financial personnel.

6.9
PRIOR OPERATING STATEMENTS. Each of the operating statements pertaining to the Property delivered to Lender prior to the date hereof and prepared by or on behalf of a prior owner of the Property fairly presents, to the best of Borrower’s knowledge, the results of operations of the Property for the period covered thereby. Each of the operating statements pertaining to the Property delivered to Lender prior to the date hereof and prepared by or on behalf of Borrower or Senior Borrower, if any, was prepared in accordance with GAAP in effect on the date such operating statement of the Property was prepared and fairly presents the results of operations of the Property for the period then ended.

6.10
OPERATING STATEMENTS AND PROJECTIONS. Each of the Operating Statements to be delivered to Lender pursuant to Section 10.1(a) (a) has been or will be, as applicable, prepared in accordance with the books and records of the Property, and (b) fairly presents or will fairly present, as applicable, the results of operations of the Property for the period then ended. Each of the projections, financial plans and budgets delivered to Lender prior to the date hereof (to the best of Borrower’s knowledge) and the projections and budgets to be delivered to Lender pursuant to Section 10.1(e) (x) has been, or will be, as applicable, prepared for the Property in light of the past business and performance of the Property and (y) represents or will represent, as of the date thereof, the reasonable good faith estimates of the financial personnel of Borrower.

6.11	LITIGATION; ADVERSE EFFECTS.

(a)
To the best of Borrower’s knowledge, there is no proceeding, pending or threatened, against Borrower, Senior Borrower, or any property of Borrower or Senior Borrower (including the Property), which, if adversely determined, would result in a Material Adverse Effect, except as disclosed on Schedule 6.11.

(b)
Borrower is not (i) in violation of any applicable law, which violation has a Material Adverse Effect, or (ii) subject to or in default with respect to any court order which has a Material Adverse Effect.

6.12
NO MATERIAL ADVERSE CHANGE. With respect to any and all information contained in those materials delivered to Lender pursuant to Sections 6.1 through Section 6.11, there has occurred no event which has a Material Adverse Effect.

6.13
PAYMENT OF TAXES. All tax returns and reports to be filed by Borrower or Senior Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by Borrower or Senior Borrower have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. Borrower has no knowledge of any proposed tax assessment against Borrower or Senior Borrower that will have a Material Adverse Effect, which is not being actively contested in good faith by Borrower or Senior Borrower.

6.14
MATERIAL ADVERSE AGREEMENTS. Neither Borrower nor Senior Borrower is a party to or subject to any Contractual Obligation or other restriction contained in its organizational documents which has a Material Adverse Effect.

6.15
PERFORMANCE. Neither Borrower nor Senior Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect.

6.16
FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan hereunder will be used to purchase or carry any “margin security” as defined in Regulation G or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulation G. Borrower is not engaged primarily in the business of extending credit for the purpose of purchasing or carrying out any “margin stock” as defined in Regulation U. No part of the proceeds of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X or any other regulation of the Federal Reserve Board.

6.17
DISCLOSURE. The representations and warranties of Borrower contained in the Loan Documents and all certificates, financial statements and other documents prepared by or on behalf of Borrower and delivered to Lender by or on behalf of Borrower in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Borrower has given to Lender true, correct and complete copies (which representation, with respect to any of the following items made available to Borrower by Persons other than Affiliates of Borrower, is made to the best of Borrower’s knowledge) of all Leases, organizational documents, Financial Statements, Operating Statements, and all other documents and instruments referred to in the Loan Documents as having been delivered to Lender. Borrower has not intentionally withheld from Lender, in regard to any matter raised in the Loan Documents, any fact deemed by Borrower to be material. Notwithstanding the foregoing, with respect to projections of Borrower’s future performance such representations and warranties are made in good faith and to the best judgment of Borrower.

6.18
REQUIREMENTS OF LAW; ERISA. Borrower is in compliance with all Requirements of Law applicable to it and its respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect. Borrower is not, and does not hold plan assets of, an employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

6.19
ENVIRONMENTAL MATTERS. Except as disclosed in the environmental report(s) set forth on Schedule 7.1, to the best of Borrower’s knowledge, (a) the operations of Borrower and Senior Borrower comply in all material respects with all applicable local, state and federal environmental, health and safety Requirements of Law (“Environmental Laws”); (b) the Property is not subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment in violation of any Environmental Laws; (c) neither Borrower nor Senior Borrower has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (d) there is not now on or in the Property: (i) any underground storage tanks, (ii) any asbestos-containing material, or (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment; and (e) neither Borrower nor Senior Borrower has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

6.20	MAJOR AGREEMENTS; LEASES.

(a)	With respect to the Property, Borrower has provided to Lender copies of each Major Agreement and all Leases.

(b)
(i) All Major Agreements with respect to the Property are, to the best of Borrower’s knowledge, in full force and effect and have not been and will not be modified or terminated (except for modifications which comply with Section 9.3, and terminations by reason of a material default), and (ii) (in each case, other than any such default or event of default that, had the effect thereof been taken into account by Lender in determining the Appraised Value of the Property, would not have resulted in such Appraised Value of the Property being less than ninety-five percent (95%) of the Appraised Value of the Property actually determined by Lender) no default or event of default (or event or occurrence which with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists under any such Major Agreement on the part of Borrower or Senior Borrower, or will exist thereunder on the part of Borrower or Senior Borrower as a result of the consummation of the transactions contemplated by the Loan Documents or the Senior Loan Documents, or, to the best of Borrower’s knowledge, exists thereunder on the part of any other party thereto, or will exist thereunder on the part of any other party thereto as a result of the consummation of the transactions contemplated by the Loan Documents or the Senior Loan Documents.

(c)
To the best knowledge of Borrower, (i) except as reflected on the most current rent rolls delivered to Lender, all Leases are in full force and effect, and have not been and, as to Major Leases, will not be modified or terminated (except for modifications which comply with Section 9.3 or that do not require the approval of Lender, and terminations by reason of a material default) and (ii) no default of event or default (or event or occurrence which with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists thereunder on the part of Borrower or Senior Borrower, or will exist thereunder on the part of Borrower or Senior Borrower as a result of the consummation of the transactions contemplated by the Loan Documents or the Senior Loan Documents, or (except as disclosed by Borrower to Lender in writing) to the best of Borrower’s knowledge, exists thereunder on the part of any other party thereto, or will exist thereunder on the part of any other party thereto as a result of the consummation of the transactions contemplated by the Loan Documents or the Senior Loan Documents. Notwithstanding that the representations in this subsection (c) are made to the best of Borrower’s knowledge, Borrower will be deemed to have breached this representation if (A) as of any date on which such representations are made, the statements in either clause (i) or clause (ii) hereof are inaccurate, regardless of whether Borrower had knowledge of such inaccuracy, and (B) if either (1) Borrower had knowledge of such inaccuracy, or (2) had the effect thereof been taken into account by Lender in determining the Appraised Value of the Property, such Appraised Value of the Property would have been less than ninety-five percent (95%) of the Appraised Value of the Property actually determined by Lender).

6.21	SOLVENCY. Borrower is and will be Solvent after giving effect to each disbursement of the Loan and the payment and accrual of all fees then payable.

6.22
TITLE TO PROPERTY; NO LIENS. As of the Effective Date, Borrower has good, indefeasible and merchantable title to the Collateral, free and clear of all Liens except Permitted Liens, and to the best of Borrower’s knowledge, Senior Borrower has good, indefeasible and merchantable title to the Property, free and clear of all Liens except Permitted Liens.

6.23
USE OF PROCEEDS. Borrower’s use of the proceeds of the Loan are, and will continue to be, legal and proper uses (and to the extent necessary, duly authorized by Borrower’s constituent shareholders, partners or members, as the case may be) and such uses are consistent with all applicable laws and statutes.

6.24
PROPERTY MANAGEMENT AGREEMENTS. Except as disclosed on Schedule 6.24, neither Borrower nor Senior Borrower is a party or subject to any property management or leasing agreement with respect to the Property.

6.25	SINGLE PURPOSE ENTITY. Borrower is a Single Purpose Entity.

6.26
COLLATERAL. The Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Loan Documents or the Senior Loan Documents). The headquarters of Borrower and the office where Borrower keeps its records concerning the Collateral will be located at all times at the address specified as Borrower’s notice address set forth on Borrower’s signature page or such other address as becomes Borrower’s headquarters and the office where Borrower keeps its records. If Borrower changes its headquarters set forth on Borrower’s signature page, Borrower shall give Lender written notice of such change no later than ten (10) days after such change. There is no certificate or instrument evidencing or representing any of the Collateral, other than the certificate delivered to Lender as of the date hereof.

6.27
SECURITY INTEREST. The Pledge creates a valid security interest in the Collateral, securing the payment of the Loan, and upon the filing in the appropriate filing offices of the financing statements to be executed and delivered pursuant to this Agreement and delivery of possession of the Certificate (as defined in the Pledge) to Lender, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. Upon the exercise of its rights and remedies under the Pledge, Lender will succeed to all of the rights, titles and interest of Borrower in Senior Borrower without the consent of any other Person and will, without the consent of any other Person, be admitted as the sole member in Senior Borrower.

6.28	SENIOR BORROWER’S REPRESENTATIONS. All of the representations and warranties of Senior Borrower in the Senior Loan Agreement are true and correct in all material respects.

6.29
ORGANIZATIONAL DOCUMENTS. The organizational documents of each entity owning a direct or indirect ownership interest in Borrower (expressly excluding any entity owning a direct or indirect interest in KBS REIT), as shown on Schedule 6.3, have not been modified since previously delivered to Lender, or if such documents have been modified, then such modifications have been provided to Lender.

ARTICLE 7
INTENTIONALLY OMITTED
ARTICLE 8
INTENTIONALLY OMITTED
ARTICLE 9
OTHER COVENANTS OF BORROWER

9.1
EXPENSES. Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees (except as otherwise expressly provided herein), cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, and the cost to Lender of any title insurance premiums, title surveys, reconveyance and notary fees. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services. Notwithstanding the foregoing, Borrower shall have no obligation to reimburse Lender for costs and expenses incurred by Lender prior to the occurrence of a Default or following the cure, or waiver by Lender, of such Default.

9.2
ERISA COMPLIANCE. Borrower shall at all times comply, and shall cause Senior Borrower to comply, with the provisions of ERISA with respect to any retirement or other employee benefit plan to which Borrower or Senior Borrower is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower or Senior Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take or to cause Senior Borrower to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

9.3	LEASES; LEASE APPROVAL; LEASE TERMINATION.

(a)
Unless otherwise consented to by Lender in writing, all Leases entered into after the date of this Agreement shall, in Lender’s reasonable discretion (i) be to unaffiliated third parties, (ii) contain market terms (provided, “market terms” shall not be deemed to require market rents), including, without limitation, those relating to insurance, waiver of claims, damage and destruction, condemnation, notice to mortgagee and subordination and attornment, (iii) provide for uses of the Property that are consistent with first-class management thereof, and (iv) be on a standard form lease reasonably approved by Lender subject to modification as reasonably required by Borrower. Additionally, Borrower shall not cause Senior Borrower to execute any Major Lease nor materially modify or voluntarily terminate any such Major Lease (except for terminations by reason of a material default or in the event tenant has a specific right to terminate provided in the Lease), in each case without Lender’s prior consent, not to be unreasonably withheld.

(b)
With respect to Major Leases, if consent thereto is required pursuant to subsection (a) above, or if Borrower has requested consent to a Lease which does not comply with the requirements set forth in Sections 9.3(a)(i), (ii) or (iii), then if Lender has not notified

Borrower of its disapproval of such proposed Lease within five (5) Business Days after Lender’s confirmation of receipt of (1) such proposed Lease (or a term sheet, in a form reasonably approved by Lender, containing the material business terms, and other applicable information reasonably approved by Borrower and Lender (the “Term Sheet”), which may be provided in lieu of such Lease), (2) any other reasonable information requested by Lender, (3) in the case of a Major Lease, the financial statements and market comparisons as referenced below to the extent available and (4) a transmittal letter requesting that Lender review such proposed Lease or Term Sheet and approve or disapprove such proposed Lease or Term Sheet within such 5-Business Day period and notifying Lender that a failure to respond within five (5) Business Days shall constitute deemed approval, then Lender shall be deemed to have consented to such Lease. Notwithstanding the foregoing, Lender’s approval (or deemed approval) of a Term Sheet shall not be deemed to permit Borrower to cause Senior Borrower to enter into a Lease on a form other than Borrower’s previously approved form lease (subject to modification as reasonably required by Borrower).

(c)
Whether approval is required or not, Borrower shall promptly provide Lender with (i) a copy of every Lease executed with tenants occupying 10,000 square feet or more of the Property, and (ii) any and all financial information received by Borrower or Senior Borrower from any such tenants.

9.4
COMPLIANCE WITH SENIOR LOAN. Borrower shall cause Senior Borrower to: (a) pay all principal, interest and other sums required to be paid by Senior Borrower under and pursuant to the provisions of the Senior Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Senior Loan Documents on the part of Senior Borrower to be performed and observed, unless such performance or observance shall be waived in writing by Senior Lender; (c) promptly notify Lender of the giving of any written notice by Senior Lender to Senior Borrower or Borrower of any “Default” (as defined in the Senior Loan Agreement) by Senior Borrower in the performance or observance of any of the terms, covenants or conditions of the Senior Loan Documents on the part of Senior Borrower to be performed or observed and deliver to Lender a true copy of each such notice; and (d) deliver a copy of all notices, demands, requests or material correspondence (including electronically transmitted items) given or received by Senior Borrower or Guarantor to or from the Senior Lender or its agent. Without limiting the foregoing, Borrower shall cause Senior Borrower to fund all reserves required to be funded by Senior Borrower pursuant to the Senior Loan Documents.

9.5
SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Lender’s receipt of such Subdivision Map, Lender shall provide Borrower written notice if Lender disapproves of said Subdivision Map. Within five (5) Business Days after Lender’s request, Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map.

9.6
OPINIONS OF LEGAL COUNSEL. Borrower shall provide, at Borrower’s expense, opinions of legal counsel in form and content satisfactory to Lender to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in each opinion, each of the Loan Documents and Other Related Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) Borrower and Guarantor are duly formed and have all requisite authority to enter into the Loan Documents and Other Related Documents; and (c) such other matters, incident to the transactions contemplated hereby, as Lender may reasonably request.

9.7
FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any Liens created by the Loan Documents.

9.8
ASSIGNMENT. Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in developing, constructing and managing commercial real property, Lender’s knowledge of Borrower, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

9.9
MANAGEMENT OF PROPERTY. (a) From and after the Effective Date, Borrower shall not enter into, or thereafter amend in any material manner or terminate, or cause Senior Borrower to enter into or thereafter amend in any material manner or terminate, any Major Agreement with respect to the Property, except upon thirty (30) days’ prior written notice to and approval by Lender. Borrower shall timely provide to Lender a copy of any such proposed Major Agreement. Any such proposed Major Agreement submitted to Lender for approval and not disapproved by Lender within ten (10) days after receipt thereof shall be deemed to be approved by Lender. Without limiting in any way Lender’s approval rights with respect thereto, each proposed Major Agreement shall provide for fees, reimbursements or other payments by Borrower or Senior Borrower to the other party thereto at levels not in excess of applicable market levels.

(b) Notwithstanding the foregoing, for purposes of this Agreement, property management or leasing agreements entered into with CB Richard Ellis, Inc., PM Realty Group, Transwestern, Cushman & Wakefield/Northmarq, Hines, Cassidy Turley, Jones Lang LaSalle, or any other property or leasing manager of equivalent experience and reputation managing or leasing real properties similar to the Property, do not constitute Major Agreements provided such agreements provide for fees, reimbursements or other payments by Senior Borrower to the other party thereto at levels not in excess of applicable market levels. If Senior Borrower enters into such an agreement with any such party, Borrower shall within ten (10) days after entering into, or modifying, such agreement, notify Lender of such event and provide Lender with a true and current copy of such agreement or amendment, as the case may be.

9.10
REQUIREMENTS OF LAW. Borrower shall comply with all Requirements of Law and shall use commercially reasonable and good faith efforts to cause other persons or entities to comply with same in a timely manner.

9.11
SPECIAL COVENANTS; SINGLE PURPOSE ENTITY. Borrower shall at all times be a Single Purpose Entity. In order to maintain its status as a Single Purpose Entity and to avoid any confusion or potential consolidation with any affiliate, Borrower represents and warrants that in the conduct of its operations since its organization it has and will continue to observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (ii) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (iii) if Borrower’s financial statements are consolidated with its’ affiliate(s), such financial statements shall have appropriate notation that indicates the separateness of Borrower from such affiliate(s); (iv) prepare and file its own tax returns (if applicable) separate from those of any person or entity to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (v) not enter into any transaction with any affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (vi) correct any known misunderstanding as to its separate identity; (vii) not permit any affiliate to guarantee or pay its obligations (other than guarantees, indemnities and other obligations pursuant to the Loan Documents, including, without limitation, Section 9.13(vii) below); (viii) not make loans or advances to any other person or entity; and (ix) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower.

9.12
LIMITATIONS ON DISTRIBUTIONS, ETC. No Distributions by Borrower shall be made during the continuance of any Default. In addition, no Distributions may be made by Borrower during a calendar month at the expiration of which Senior Borrower will be required to deposit “Free Cash Flow” with Senior Lender pursuant to Section 8.1 of the Senior Loan Agreement, as such term is defined therein.

9.13
INCURRENCE OF ADDITIONAL INDEBTEDNESS. Borrower shall not incur any Indebtedness or other liabilities other than (i) the Obligations, (ii) other trade payables in respect of operating expenses incurred in the ordinary course, and (iii) any Interest Rate Cap Agreement entered into in connection with the Loan, provided such Interest Rate Cap Agreement has been approved by Lender (not to be unreasonably withheld). Further, the sum of the liabilities referred to in clause (ii) shall at no time exceed $1,000,000, in the aggregate; provided, for purposes of determining whether the foregoing thresholds have been exceeded, only those liabilities referred to in clause (ii) that are delinquent shall be included in such calculation. Borrower shall not permit Senior Borrower to incur any indebtedness except as permitted under Section 9.13 of the Senior Loan Agreement.

9.14	INTENTIONALLY OMITTED.

9.15
ENVIRONMENTAL INSURANCE PROCEEDS. Subject to the terms of the Senior Loan Documents, Borrower shall cause Senior Borrower to apply any proceeds received on account of environmental insurance policies maintained by Borrower or Senior Borrower which relate to the Property for remediation of the Property.

9.16
AMENDMENT OF CONSTITUENT DOCUMENTS. Except with Lender’s prior written consent, which shall not be unreasonably withheld, Borrower shall not amend its organizational documents or cause Senior Borrower to amend its organizational documents (including in each case, without limitation, as to the admission of any new equity owner, directly or indirectly).

9.17	OWNERSHIP OF BORROWER.

(a)
Except as otherwise approved by Lender, Borrower and Senior Borrower shall be wholly owned, either directly or indirectly, by KBS REIT. Notwithstanding anything stated to the contrary in this Agreement or in any of the other Loan Documents, any Transfers of equity interests or other interests in KBS SOR Properties, LLC (including, without limitation, KBS Strategic Opportunity Limited Partnership, KBS Strategic Opportunity Holdings LLC or KBS REIT) or in any of the direct or indirect owners of KBS SOR Properties, LLC shall not be prohibited (and shall be expressly permitted) provided that KBS REIT continues to own, either directly or indirectly, 100% of the ownership interests in Borrower and KBS SOR Properties, LLC. In addition, notwithstanding the foregoing or anything else herein to the contrary, transfers of up to 49% of the direct or indirect interests in Borrower shall not be prohibited (and shall be expressly permitted) provided that KBS REIT continues to own, either directly or indirectly, 51% of the ownership interests in Borrower and KBS SOR Properties, LLC.

(b)
At all times during the term of the Loan, Peter Bren or Charles Schreiber shall remain actively involved in the management of KBS REIT; provided, however, that either or both Peter Bren and Charles Schreiber may be replaced by a principal of any replacement asset manager approved pursuant to clause (c) below.

(c)
At all times during the term of the Loan, Manager shall be the asset manager for KBS REIT pursuant to the Management Agreement. Subject to Lender’s prior written consent, which may be withheld in Lender’s sole discretion, Manager may be replaced by another asset manager; provided, if the replacement asset manager: (i) has financial capability and management experience at least comparable to Manager; (ii) has current assets under management of not less than 10,000,000 square feet of properties similar to the Property; and (iii) has current asset management agreements with at least five (5) other institutional investors, then Lender’s consent to the replacement of Manager with such substitute manager shall not be unreasonably withheld.

9.18
LIENS. Borrower shall not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Collateral, except (a) Liens in favor of Lender securing the Obligations and (b) Permitted Liens. Borrower shall not directly or indirectly cause Senior Borrower to create, incur, assume or permit to exist any Lien on or with respect to the Property, except (a) Liens in favor of Senior Lender securing the “Obligations” under the Senior Loan, and (b) Permitted Liens. Subject to Section 9.17, nothing contained in this Agreement or in any of the other Loan Documents shall limit or impair the right of Borrower’s constituent members or partners (direct or indirect) to directly or indirectly create, incur, assume or permit to exist any Indebtedness of, or any Lien upon any property of, such member or partner, subject to Section 9.20; provided, the foregoing shall not permit pledges of direct or indirect equity interests in Borrower unless otherwise permitted by Section 9.21(b).

9.19	TRANSFERS OF COLLATERAL. Subject to Section 9.17, Borrower shall not Transfer, directly or indirectly, all or any interest in the Property or the Collateral.

9.20	ADDITIONAL REIT COVENANTS.

(a)
At Lender’s request, Borrower shall cause KBS REIT to provide a schedule of transactions entered into by KBS REIT (including any acquisition, disposition, merger or asset purchase by KBS REIT or its subsidiaries), the value of which exceeds $100,000,000 individually or in the aggregate.

(b)	KBS REIT shall at all times operate in conformity with the requirements for qualification as a real estate investment trust pursuant to Section 856 of the Internal Revenue Code.

9.21
OTHER PERMITTED TRANSACTIONS. Notwithstanding the foregoing, or anything stated to the contrary herein or in any of the other Loan Documents, the following transactions will not be prohibited and shall be expressly permitted:

(a)
KBS SOR Properties, LLC, KBS Strategic Opportunity Limited Partnership, KBS REIT, and KBS Strategic Opportunity Holdings, LLC, shall each be permitted to execute guaranties and/or indemnity agreements for their respective subsidiaries; and

(b)
KBS Strategic Opportunity Limited Partnership, KBS REIT, and any of the other parties owning interests in KBS Strategic Opportunity Limited Partnership, direct or indirect, shall be permitted to obtain loans from, or incur indebtedness to, any third-party lender (each a “Secondary Loan”) and pledge their respective interests (direct or indirect) in KBS Strategic Opportunity Limited Partnership and KBS SOR Properties, LLC, as security for any such Secondary Loan so long as (A) neither Borrower’s, Senior Borrower’s nor Borrower’s sole member’s membership interest are pledged to secure such Secondary Loan, and (B) any default under a Secondary Loan resulting in a foreclosure of the pledged interests and a transfer of such interest to the lender of the Secondary Loan shall be a Default under the Loan Documents.

ARTICLE 10
REPORTING COVENANTS
Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, and termination of this Agreement:

10.1
FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION (BORROWER). Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice of borrowers owned by KBS REIT and its Affiliates to permit preparation of quarterly and, to the extent applicable, annual financial statements, each in conformity with GAAP, and each of the financial statements described below shall be prepared for Borrower from such system and records. Borrower shall deliver or cause to be delivered to Lender:

(a)
Operating Statements and Operating Results. As soon as practicable, and in any event within sixty (60) days after the end of each calendar quarter commencing with the calendar quarter ending March 31, 2014, quarterly operating statements for the Property, dated as of the last day of such calendar quarter, in such form as may be approved by Lender from time to time, which operating statements shall include actual quarterly and year-to-date net operating income and net cash flow results, aged receivables, rent rolls (on Senior Borrower’s detailed form of rent roll), current and prospective lease status reports and occupancy summaries in the form customarily generated by borrowers owned by KBS REIT and its Affiliates, in form and substance satisfactory to Lender. In addition, as soon as practicable, and in any event within sixty (60) days after the end of the fourth calendar quarter (commencing as of December 31, 2013), a year-end operating statement, in such form as may be approved by Lender from time to time (collectively with the quarterly statements, the “Operating Statements”).

(b)
Financial Statements. As soon as practicable, and in any event within sixty (60) days after the end of each of the first three calendar quarters in each calendar year and within one hundred twenty (120) days after the end of the fourth calendar quarter in each calendar year, balance sheets, statements of operations, income statements, and net cash flow results for Borrower and Senior Borrower (collectively, “Financial Statements”), together with any supporting information reasonably requested by Lender.

(c)	Borrower’s Certificate.

(i)
Together with each delivery of any Operating Statement or Financial Statement pursuant to subsections (a) and (b) above, a Borrower’s Certificate in the form of Exhibit H (the “Borrower’s Certificate”), stating that the individual who is the signatory thereto (which individual shall be the account controller, officer or any other authorized representative of KBS REIT) has reviewed, or caused under his or her supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower and Senior Borrower during the accounting period covered by such Operating Statements or Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as of the date of the applicable Borrower’s Certificate, of any condition or event which constitutes a Default or Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto.

(ii)
Together with each delivery of any Operating Statement or Financial Statement pursuant to subsections (a) and (b) above with respect to the last calendar quarter of any calendar year, a Borrower’s Certificate, stating that the individual who is the signatory thereto (which individual shall be the account controller, officer or any other authorized representative of KBS REIT) has reviewed, or caused under his or her supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower and Senior Borrower during the calendar year then most recently ended, and that such review has not disclosed the existence during or at the end of such calendar year, and that the signer does not have knowledge of the existence as of the date of the applicable Borrower’s Certificate, of any condition or event which constitutes a Default or Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto.

(iii)
Each Borrower’s Certificate referenced in subsections (i) and (ii) above shall also (A) contain a certification by the individual who is the signatory thereto that Borrower is in compliance with all covenants contained herein, (B) provide a schedule of contingent liabilities of Borrower and Senior Borrower consisting of letters of credit and guaranties of debt, together with a listing of contingent liabilities arising from trade payables that have been delinquent for more than thirty (30) days and equipment leases, and (C) state whether such contingent liabilities arising from trade payables that have been delinquent for more than thirty (30) days and operating and equipment leases exceed the amount permitted under Section 9.13.

(d)	Intentionally Omitted.

(e)
Budgets. No later than February 28th of each Fiscal Year, annual operating and capital budgets for the Property for such Fiscal Year, prepared on a fiscal basis, in such form as may be approved by Lender from time to time, together with all supporting details reasonably requested by Lender. Borrower shall cause the Property to be owned and operated in accordance with the Capital Improvement Budget and the Operating Budget as reasonably approved by Lender, and shall make no material adverse changes to any such approved Capital Improvement Budget or Operating Budget without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed. Until such time that any Operating Budget has been approved by Lender, the prior approved Operating Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender to reflect actual increases in taxes, insurance premiums and utilities expenses).

(f)
Knowledge of Default. Promptly upon Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Potential Default, or becoming aware that Lender has given notice or taken any other action with respect to a claimed Default or Potential Default or (ii) of any condition or event which has a Material Adverse Effect, a Borrower’s Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by Lender and the nature of such claimed Default, Potential Default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto.

(g)
Litigation, Arbitration or Government Investigation. Promptly upon Borrower obtaining knowledge of (i) the institution of, or written threat of, any material Proceeding against or affecting Borrower, Senior Borrower or the Property not previously disclosed in writing by Borrower to Lender pursuant to this Section 10.1(g), including any eminent domain or other condemnation proceedings affecting the Property, or (ii) any material development in any Proceeding already disclosed, which, in either case, has a Material Adverse Effect, a notice thereof to Lender and such other information as may be reasonably available to it to enable Lender and its counsel to evaluate such matters.

(h)
ERISA Matters. As soon as possible, and in any event within thirty (30) days after Borrower knows or has reason to know that Borrower or any of its ERISA Affiliates has or is likely to incur any liability with respect to any Benefit Plan, or any withdrawal liability with respect to any Multiemployer Plan, which would have a Material Adverse Effect, a written statement of the chief financial officer of Borrower describing such occurrence and the action, if any, which Borrower or any ERISA Affiliate of such Borrower has taken, is taking or proposes to take, with respect thereto, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

(i)
Other Information. Within forty-five (45) days of Lender’s request, such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession or under the control of Borrower with respect to (i) the Property, (ii) any material change in Borrower’s or Senior Borrower’s investment, finance or operating policies, or (iii) Borrower’s or Senior Borrower’s business, condition (financial or otherwise), operations, performance, properties or prospects as Lender may from time to time reasonably request, including, without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), rent rolls, lease expiration reports and leasing status reports. Provided that Lender gives Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorize Lender to communicate with the Accountants and authorizes the Accountants to disclose to Lender any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to the Collateral or Borrower’s or Senior Borrower’s condition (financial or otherwise), operations, properties, performance and prospects. Concurrently therewith, Lender will notify Borrower of any such communication. At Lender’s request, Borrower shall deliver or shall cause Senior Borrower to deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this Section 10.1(i).

(j)
Accountant Reports. (1) If at any time Borrower or Senior Borrower causes audited financial statements to be prepared with respect to any Fiscal Year, then, within ten (10) Business Days after receipt thereof from the Accountants: copies of such audited financial statements, together with all reports prepared by the Accountants and submitted to Borrower in connection therewith, including the comment letter submitted by the Accountants in connection with such audit; and (2) copies of all reports prepared by the Accountants and submitted to Borrower in connection with any other annual, interim or special audit or review of the financial statements or practices of Borrower or Senior Borrower.

(k)
Insurance Claims. Promptly following Lender’s request, Borrower shall deliver written confirmation to Lender of any and all claims made under any policy of casualty insurance which insures the Property hereunder, whether or not such claim(s) relate to the Property.

10.2	FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION (KBS REIT). Borrower shall deliver, or cause KBS REIT to deliver, to Lender:

(d)
Quarterly Financial Statements. As soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter (however, one hundred twenty (120) days after the end of the fourth fiscal quarter), balance sheets, statements of operations and statements of cash flow and statements of retained earnings for KBS REIT (all on a consolidated basis), which statements shall be certified on behalf of KBS REIT by the controller, officer or another authorized representative of KBS REIT unless filed previously or concurrently with the Securities and Exchange Commission.

(b)
Additional Reporting. Upon Lender’s request therefor, a real estate schedule for the REIT, which schedule shall include basic operational and financial information with respect to each property identified therein and otherwise be in form and substance reasonably acceptable to Lender.

10.3
ENVIRONMENTAL NOTICES. Borrower shall notify Lender, in writing, as soon as practicable, and in any event within ten (10) days after Borrower’s learning thereof, of any: (a) written notice or claim to the effect that Borrower or Senior Borrower is or may be liable to any Person as a result of any material Release or threatened Release of any Contaminant into the environment; (b) written notice that Borrower or Senior Borrower is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (c) written notice that the Property is subject to an environmental lien; (d) written notice of violation to Borrower or Senior Borrower or awareness of a condition which might reasonably result in a notice of violation of any Environmental Laws by Borrower or Senior Borrower; (e) commencement or written threat of any Proceeding alleging a violation of any Environmental Laws by Borrower or Senior Borrower or with respect to the Property; or (f) written notice from a Governmental Authority of any changes to any existing Environmental Laws that will have a Material Adverse Effect.

10.4
CONFIDENTIALITY. Confidential information obtained by Lender pursuant to this Agreement or in connection with the Loan shall not be disseminated by Lender and shall not be disclosed to third parties except to regulators, taxing authorities and other governmental agencies having jurisdiction over Lender or otherwise in response to Requirements of Law (including, without limitation, as may be required by §§ 215.44 215.53 of the Florida Statutes and "Government in the Sunshine" laws of the State of Florida as set forth in Chapter 119 of the Florida Statutes to the extent such laws apply to Lender (unless an exemption from the public access and disclosure requirements of such statutes is available under Florida law in connection with particular records received or maintained by Lender), to Lender’s auditors and legal counsel and in connection with regulatory, administrative and judicial proceedings as necessary or relevant including enforcement proceedings relating to the Loan Documents, and to any prospective assignee of or participant in Lender’s interest under this Agreement or any prospective purchaser of the assets or a controlling interest in Lender, provided that such prospective assignee, participant or purchaser first agrees to be bound by the provisions of this Section 10.4. In connection with disclosures of confidential information to any non-governmental third-party, Lender shall, to the extent feasible and permitted, give prior notice of such request to Borrower; however, Lender shall incur no liability to Borrower for failure to do so. For purposes hereof, “confidential information” shall mean all nonpublic information obtained by Lender, unless and until such information becomes publicly known, other than as a result of unauthorized disclosure by Lender of such information.

ARTICLE 11
DEFAULTS AND REMEDIES

11.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)
Failure to Make Payments When Due. Borrower shall fail to pay (i) any amount due on the Maturity Date, (ii) any principal when due, or (iii) any interest on the Loan (or any fee or other amount payable under the Fee Letter or any Loan Documents) within five (5) days after the date such interest, fee or other amount first became due.

(b)	Distributions; Additional Indebtedness. Borrower shall breach either covenant set forth in Sections 9.12 and 9.13.

(c)	Intentionally Omitted.

(d)
Other Defaults. Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower under this Agreement or under any of the other Loan Documents (other than as described in any other provision of this Section 11.1), and (with respect to agreements, covenants or obligations for which no time period for performance is otherwise provided and for which cure is possible), such failure shall continue for fifteen (15) days after the earlier of (i) the date as of which Borrower had actual knowledge of such failure, and (ii) the date on which Lender gives Borrower notice of such failure (or, in either such case, such lesser period of time as is mandated by applicable Requirements of Law); provided, however, if such failure is not capable of cure within such fifteen (15) day period, but is capable of cure and the grant of additional time to cure would not result in a Material Adverse Effect, then if Borrower promptly undertakes action to cure such failure and thereafter diligently prosecutes such cure to completion within ninety (90) days after the earlier of the two dates described in the preceding clauses (i) and (ii), then Borrower shall not be in default hereunder.

(e)
Breach of Representation or Warranty. Any representation or warranty made or deemed made by Borrower to Lender herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

(f)	Involuntary Bankruptcy; Appointment of Receiver, Etc.

(i)
An involuntary case shall be commenced against Borrower, Senior Borrower or Guarantor and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of any such Person in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

(ii)
A decree or order of a court (or courts) having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, Senior Borrower or Guarantor, or over all or a substantial part of the property of any such Person, shall be entered; or an interim receiver, trustee or other custodian of any such Person or of all or a substantial part of the property of any such Person, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any such Person, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

(g)
Voluntary Bankruptcy; Appointment of Receiver, Etc. Borrower, Senior Borrower or Guarantor shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or any member, shareholder or manager of Borrower or Senior Borrower adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

(h)
Judgments and Attachments. Any money judgment (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of One Million Dollars ($1,000,000) shall be entered or filed against Borrower or Senior Borrower or its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days.

(i)
Dissolution. Any order, judgment or decree shall be entered against Borrower or Senior Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or Borrower or Senior Borrower shall otherwise dissolve or cease to exist.

(j)
Loan Documents; Failure of Security. If for any reason any Loan Document shall cease to be in full force and effect or any Lien intended to be created thereby shall cease to be or is not valid or perfected; or any Lien in favor of Lender contemplated by this Agreement or any Loan Document shall, at any time, be invalidated or otherwise cease to be in full force and effect; or any such Lien or any Obligation shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents for any reason, and, in the case of any of the foregoing, such condition or event shall continue for fifteen (15) days after Borrower knew of such condition or event.

(k)
ERISA Liabilities. Any Termination Event occurs which will or is reasonably likely to subject Borrower or Senior Borrower to a liability which Lender reasonably determines will have a Material Adverse Effect, or the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and Lender reasonably determines that the business hardship upon which the Section 412(d) waiver was based will or would reasonably be anticipated to subject Borrower or Senior Borrower to a liability which Lender determines will have a Material Adverse Effect. All capitalized terms used in this Section 11.1(k) and not otherwise defined herein shall have the meanings given to them in ERISA.

(l)
Environmental Liabilities. Borrower or Senior Borrower becomes subject to any Liabilities and Costs, which Lender reasonably deems to have a Material Adverse Effect, arising out of or related to (i) the Release or threatened Release at the Property of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental Laws.

(m)	Solvency. Borrower or Senior Borrower shall cease to be Solvent.

(n)
Default Under Interest Rate Cap Agreement. Borrower shall default (beyond the expiration of any applicable notice and cure period) under, or voluntarily terminate, any Interest Rate Cap Agreement, if such Interest Rate Cap Agreement is required under the terms of the Loan Documents at such time of default or voluntary termination.

(o)
Obligations of Guarantor. A default by Guarantor beyond any applicable notice and cure period under the Limited Guaranty, executed by Guarantor in favor of Lender, including, without limitation, the occurrence of a breach of the financial covenants contained therein.

(p)
Secondary Loan Foreclosure. Any default occurs under a Secondary Loan resulting in a foreclosure of the pledged interests thereunder and a transfer of such interest to the lender of the Secondary Loan.

(q)	Senior Loan Default. A “Default” occurs under the Senior Loan, as defined in the Senior Loan Agreement.
A Default shall be deemed “continuing” until cured or waived in writing in accordance with Section 13.12.

11.2
ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article 11, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable, and upon the occurrence of a Default described in Section 11.1(f) or Section 11.1(g) all sums owing to Lender under the Note, this Agreement and the other Loan Documents shall automatically become due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in any account pledged by Borrower as collateral for the Loan to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan (if any) shall terminate.

11.3
DISBURSEMENT TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds or other funds of Lender. If such payment is made from proceeds of the Loan, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

11.4
REPAYMENT OF FUNDS ADVANCED. Any funds expended by Lender or any Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.

11.5
RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

11.6
ALLOCATION OF PROCEEDS. If an Event of Default exists and maturity of any of the Obligations has been accelerated or the Maturity Date has occurred, all payments received by Lender under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)	amounts due to Lender in respect of expenses due under Section 9.1 until paid in full, and then Fees;

(b)	intentionally omitted;

(c)
payments of interest (i) on the Loan and (ii) in respect of any Interest Rate Cap Agreement entered into by Borrower with respect to the Loan, in each case, to be applied for the benefit of Lender as Lender may determine in its sole discretion;

(d)	payments of principal of the Loan, to be applied for the benefit of Lender in such order as Lender may determine in their sole discretion;

(e)	amounts due to Lender pursuant to Section 13.1;

(f)	payments of all other amounts due under any of the Loan Documents and the Interest Rate Cap Agreement, if any, to be applied for the benefit of the Lender; and

(g)	any amount remaining after application as provided above, shall be paid to Borrower or whomever else may be legally entitled thereto.
ARTICLE 12
INTENTIONALLY OMITTED
ARTICLE 13
MISCELLANEOUS PROVISIONS

13.1
INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (COLLECTIVELY CALLED THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES (PROVIDED, BORROWER SHALL HAVE NO OBLIGATION TO INDEMNIFY ANY LENDER FOR FEES OR COSTS, INCLUDING ATTORNEYS’ FEES INCURRED BY LENDER, UNLESS SUCH FEES OR COSTS ARE INCURRED FOLLOWING THE OCCURRENCE AND DURING THE CONTINUANCE OF A DEFAULT) WHICH ANY INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER RELATED DOCUMENT; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTES AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST; PROVIDED, HOWEVER, THAT BORROWER SHALL NOT HAVE ANY OBLIGATION TO AN INDEMNITEE HEREUNDER WITH RESPECT TO (A) MATTERS FOR WHICH SUCH INDEMNITEE HAS BEEN COMPENSATED PURSUANT TO OR FOR WHICH AN EXEMPTION IS PROVIDED IN ANY PROVISION OF THIS AGREEMENT, AND (B) INDEMNIFIED MATTERS TO THE EXTENT CAUSED BY OR RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THAT INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. TO THE EXTENT THAT THE

UNDERTAKING TO INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THE PRECEDING SENTENCE MAY BE UNENFORCEABLE BECAUSE IT IS VIOLATIVE OF ANY LAW OR PUBLIC POLICY, BORROWER SHALL CONTRIBUTE THE MAXIMUM PORTION WHICH IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW, TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED MATTERS INCURRED BY THE INDEMNITEES.

13.2
FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement, any of the other Loan Documents or Other Related Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

13.3
NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents or Other Related Documents.

13.4
NOTICES. All notices, demands, or other communications under this Agreement, the other Loan Documents or the Other Related Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery of, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Lender at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Unless otherwise expressly provided herein, notices, financial statements, certificates, and other items to be delivered by Borrower under this Agreement and the other Loan Documents shall be delivered to Lender in accordance with this Section.

13.5
ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents or Other Related Documents.

13.6
ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents or Other Related Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Loan Documents or the Other Related Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender including, without limitation, attorneys’ fees and expenses and court costs.

13.7
RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment (other than Liens and stop notices) by any person other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender or any Lender, and does not impair the rights of Lender any of the Loan Documents or Other Related Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section 13.7 shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

13.8
RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents and Other Related Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement, the other Loan Documents and the Other Related Documents.

13.9
DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

13.10
ATTORNEY’S FEES AND EXPENSES. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents or Other Related Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Loan.

13.11
IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower under the Loan Documents shall be payable only in United States Dollars, immediately available funds.

13.12	INTENTIONALLY OMITTED.

13.13	SUCCESSORS AND ASSIGNS.

(a)
Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of Lender (and any such assignment or transfer to which Lender has not consented shall be void).

(b)
Participations. Lender may at any time grant to an affiliate of Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the obligations owing to Lender hereunder. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by Lender of a participating interest to a Participant, Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Lender shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement.

(c)
Assignments. Lender may with the prior written consent of Borrower (which consent, in each case, shall not be unreasonably withheld; it being understood and agreed that it would be reasonable for Borrower to withhold its consent if as a result of such assignment Borrower reasonably believes that it is likely Borrower will be required to make additional payment with respect to Indemnified Taxes as provided in Section 3.8 above) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Note; provided, however, no such consent by Borrower shall be required (x) if a Default or Potential Default shall exit or (y) in the case of an assignment to any Affiliate or related party of Lender.

(d)
Borrower Cooperation. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. Borrower will use reasonable efforts to cooperate with Lender in connection with the assignment of interests under this Agreement or the sale of participations herein, and, upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation, including separate Notes, so long as (i) Borrower’s obligations are not increased thereunder in any material respect and (ii) Borrower incurs no additional costs or additional liabilities in connection therewith.

(e)	Intentionally Omitted.

(f)
Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of this Section, and without the need to comply with any of the formal or procedural requirements of this Section, Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release Lender from its obligation thereunder.

(g)
Information to Assignee, Etc. Lender may furnish any information concerning Borrower, any subsidiary or any other Loan Party in the possession of Lender from time to time to assignees and Participants (including prospective assignees and Participants). In connection with such negotiation, execution and delivery, Borrower authorizes Lender to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.

13.14	ADDITIONAL COSTS; CAPITAL ADEQUACY.

(a)
Capital Adequacy. If Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or such Participant, or any corporation controlling Lender or such Participant, as a consequence of, or with reference to, Lender’s Aggregate Commitment or its making or maintaining its portion of the Loan below the rate which Lender or such Participant or such corporation controlling Lender or such Participant could have achieved but for such compliance (taking into account the policies of Lender or such Participant or corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by Lender or such Participant, pay to Lender or such Participant additional amounts sufficient to compensate Lender or such Participant or such corporation controlling Lender or such Participant to the extent that Lender or such Participant determines such increase in capital is allocable to Lender’s or such Participant’s obligations hereunder.

(b)
Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), Borrower shall promptly pay to the Lender for the account of Lender from time to time such amounts as Lender may determine to be necessary to compensate Lender for any costs incurred by Lender that it determines are attributable to its calculation of Effective Rates hereunder with reference to the LIBO Rate or its obligation to calculate Effective Rates hereunder with reference to the LIBO Rate, any reduction in any amount receivable by Lender under this Agreement or any of the other Loan Documents as a result of the Effective Rates under this Agreement being calculated with reference to the LIBO Rate or such obligation or the maintenance by Lender of capital in respect of the Aggregate Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to Lender under this Agreement or any of the other Loan Documents in respect of any of amounts outstanding hereunder which are accruing interest at an Effective Rate calculated with reference to the LIBO Rate or its Commitments (other than taxes imposed on or measured by the overall net income of Lender for any loans made upon which interest is calculated with reference to the LIBO Rate by the jurisdiction in which Lender has its principal office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which Effective Rates calculated with reference to the LIBO Rate are determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by Lender (or its parent corporation), or any commitment of Lender (including, without limitation, the Aggregate Commitment hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of Lender to a level below that which Lender could have achieved but for such Regulatory Change (taking into consideration Lender’s policies with respect to capital adequacy).

(c)
Lender’s Suspension Of Libor Loans; Unavailability of LIBO Rate. Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Lender that includes deposits by reference to which Effective Rates are calculated with reference to the LIBO Rate as provided in this Agreement or a category of extensions of credit or other assets of Lender that includes interest rates calculated with reference to the LIBO Rate or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if Lender so elects by notice to Borrower (with a copy to the Lender), the obligation of Lender to make or continue advances on which interest is calculated with reference to the LIBO Rate shall be suspended until such Regulatory Change ceases to be in effect, in which case interest shall be calculated based on the Federal Funds Rate plus the Spread until Lender gives notice to Borrower that such Regulatory Change ceases to be in effect.

(d)
Notification And Determination Of Additional Costs. Each of Lender and each Participant, as the case may be, agrees to notify Borrower of any event occurring after the Effective Date entitling Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of Lender or any Participant to give such notice shall not release Borrower from any of its obligations hereunder. Lender and each Participant, as the case may be, agree to furnish to Borrower a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by Lender or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.

13.15
LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement, any of the other Loan Documents and Other Related Documents. Any reference to Lender in any of the Loan Documents or Other Related Documents shall include Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

13.16	TAX SERVICE. Lender is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Lender.

13.17
WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY THEN APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

13.18
SEVERABILITY. If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, that if the rate of interest or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

13.19	TIME. Time is of the essence of each and every term of this Agreement.

13.20
HEADINGS. All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.

13.21
GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents and Other Related Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law. Notwithstanding the foregoing, this Agreement shall be subject to the provisions of Chapter 119 of the Florida Statutes, Florida Statutes § 215.4401, and Florida Statutes § 215.44(8) to the extent that Lender is subject to such laws. In the event of any conflict between the laws of the State of California and the foregoing Florida Statutes, the Florida Statutes shall be given effect.

13.22
USA PATRIOT ACT NOTICE; COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

13.23
ELECTRONIC DOCUMENT DELIVERIES. Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which Lender has access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Lender or Borrower) provided that Lender has not notified Borrower that it cannot or does not want to receive electronic communications. Lender or Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Lender or Borrower posts such documents or the documents become available on a commercial website and the Lender or Borrower notifies Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance, Borrower shall be required to provide paper copies of the certificates required by Section 10.1(c) and Exhibit H to the Lender and shall deliver paper copies of any documents to Lender following a request for such paper copies until a written request to cease delivering paper copies is given by Lender. Except for the certificates required by Section 10.1(c) and Exhibit H, Lender shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery.

13.24
INTEGRATION; INTERPRETATION. The Loan Documents and Other Related Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents and Other Related Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents or Other Related Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

13.25
JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement, any of the Loan Documents or Other Related Documents, other than Lender, shall be joint and several.

13.26
COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

13.27
LIMITATION ON PERSONAL LIABILITY OF SHAREHOLDERS, PARTNERS AND MEMBERS. Notwithstanding anything to the contrary contained in any Loan Document, none of the constituent shareholders, partners or members (direct or indirect) in Borrower shall have any liability whatsoever for the payment or performance of any of the Obligations except to the extent expressly set forth in any guaranty delivered to Lender by any such party. Without limiting in any manner the generality of the foregoing, Lender shall have no right to recover from any constituent shareholder, partner or member (direct or indirect) in Borrower any Distribution from Borrower except to the extent expressly set forth in any guaranty delivered to Lender by any such party; provided, however, that nothing in this Section 13.27 is intended, or shall be deemed, to constitute a waiver of any rights Lender may have under the United States Bankruptcy Code or other applicable law with respect to fraudulent transfers or conveyances.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, Borrower and Lender have executed and delivered this Agreement as of the date appearing on the first page of this Agreement.
"LENDER"
SBAF MORTGAGE FUNDI/LENDER, LLC,
a Florida limited liability company

By:	Principal Real Estate Investors, LLC,
its attorney in fact

By:	/s/ Joe Koenigs

Name:	Joe Koenigs

Title:	Investment Mgr. I - Mortgage

By:	/s/ Anne R. Cook

Name:	Anne R. Cook

Title:	Counsel

Lender's Address:
SBAF Mortgage Fund I/Holding - Plaza LLC
c/o Principal Real Estate Investors, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0301
Attention:    Commercial Loan Servicing
Loan 757420, Matt Stump
Telephone No.:    515.235.9241
Facsimile No.:    888.388.8425
Email:    stump.matt@principal.com
with a copy to:
The Principal Financial Group
711 High Street
Des Moines, Iowa 50392-0301

Attention:	Anne R. Cook

Fax:	(866) 496.6527

E-mail:	cook.anne@principal.com

Signature Page – Loan Agreement

"BORROWER"
KBS SOR ACQUISITION XXVI, LLC,
a Delaware limited liability company

By:	KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer

Borrower's Address:

Accounting Matters:	Property Matters:

KBS SOR Acquisition XXVI, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attn: Todd Smith VP Controller, Corporate Fax No.: 949-417-6520	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attn: Jeff Rader Senior Vice President Fax No.: 949-417-6520

with a copy to:

c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attn: Jeff Waldvogel Director of Finance and Reporting Fax No.: 949-417-6520

Signature Page – Loan Agreement

Schedule 6.3 – Ownership of Borrower
Schedule 6.3 to LOAN AGREEMENT between KBS SOR ACQUISITION XXVI, LLC, a Delaware limited liability company, as “Borrower”, SBAF MORTGAGE FUND I/LENDER, LLC, as “Lender”, dated as of January 14, 2014.

OWNERSHIP STRUCTURE OF KBS SOR ACQUISITION XXVI, LLC

KBS STRATEGIC OPPORTUNITY REIT, INC. (MD)
100%
.1% (GP)
KBS STRATEGIC OPPORTUNITY HOLDINGS, LLC (DE)
99.9% (LP)
KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP (DE)
100%
KBS SOR PROPERTIES, LLC (DE)
100%
KBS SOR ACQUISITION XXVI, LLC (DE)

OC 287188048v1

Schedule 6.11 – Litigation Disclosure
Schedule 6.11 to LOAN AGREEMENT between KBS SOR ACQUISITION XXVI, LLC, a Delaware limited liability company, as “Borrower”, SBAF MORTGAGE FUND I/LENDER, LLC, as “Lender”, dated as of January 14, 2014.

None.

Schedule

Schedule 6.24 – Property Management Agreement and Leasing Agreement
Schedule 6.24 to LOAN AGREEMENT between KBS SOR ACQUISITION XXVI, LLC, a Delaware limited liability company, as “Borrower”, SBAF MORTGAGE FUND I/LENDER, LLC, as “Lender”, dated as of January 14, 2014.
[To be entered into post-Closing in accordance with Section 2.3 of the Loan Agreement]

Schedule

Schedule 7.1 – Environmental Reports
Schedule 7.1 to LOAN AGREEMENT between KBS SOR ACQUISITION XXVI, LLC, a Delaware limited liability company, as “Borrower”, SBAF MORTGAGE FUND I/LENDER, LLC, as “Lender”, dated as of January 14, 2014.

1.	Phase I Environmental Site Assessment, dated December 12 , 2013, prepared by AEI Consultants.

Schedule

EXHIBIT A – DESCRIPTION OF THE PROPERTY
Exhibit A to LOAN AGREEMENT between KBS SOR ACQUISITION XXVI, LLC, a Delaware limited liability company, as “Borrower”, SBAF MORTGAGE FUND I/LENDER, LLC, as “Lender”, dated as of January 14, 2014.

EXHIBIT A

EXHIBIT A
LEGAL DESCRIPTION
PARCEL A:
LOTS 5, 6, 7 AND 8, BLOCK 1, CARROL-HEDLUND'S IST ADDITION TO BELLEVUE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 49 OF PLATS, PAGE(S) 58 AND 59, IN KING COUNTY, WASHINGTON;
EXCEPT THAT PORTION OF SAID LOT 8 LYING EASTERLY OF A LINE THAT IS 30 FEET WEST OF THE EAST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLIAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON.
PARCEL B:
THAT PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLIAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:
BEGNNING AT THE POINT OF INTERSECTION OF THE WEST LINE OF THE EAST 92 FEET OF SAID SUBDIVISION WITH THE FORMER NORTH LINE OF NORTHEAST 8TH STREET, SAID POINT BEING NORTH 01 DEGREE 13'30" EAST, A DISTANCE OF 33.00 FEET FROM THE SOUTH LINE OF SAID SUBDIVISION;
THENCE NORTH 01 DEGREE 13'30" EAST, A DISTANCE OF 147.01 FEET TO THE SOUTH LINE OF CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 49 OF PLATS, PAGES 58 AND 59, IN KING COUNTY, WASHINGTON;
THENCE NORTH 88 DEGREE 04'22" WEST ALONG SAID SOUTH LINE, A DISTANCE OF 172.02 FEET TO THE WEST LINE OF SAID PLAT OF CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE PRODUCED SOUTH;
THENCE NORTH 01 DEGREE 13'30" EAST ALONG SAID WEST LINE TOT HE NORTHEAST CORNER OF THE PROPERTY CONVEYED TO JEFFREY BUILDING COMPANY BY DEED RECORDED AUGUST 31, 1976 UNDER RECORDING NUMBER 7608310501;
THENCE WEST ALONG THE NORTH LINE OF SAID PROPERTY CONVEYED BY RECORDING NUMBER 7608310501, A DISTANCE OF 241 FEET TO THE NORTHWEST CORNER THEREOF, SAID POINT BEING ON THE EAST LINE OF THE PROPERTY SOLD TO JEFFREY BUILDING COMPANY UNDER INSTRUMENT RECORDED UNDER RECORDING NUMBER 6199084;
THENCE NORTH ALONG SAID EAST LINE TO THE NORTHEAST CORNER THEROF, BEING A POINT ON THE SOUTH LINE OF THE NORTH 315 FEE OF SAID SUBDIVISION;
THENCE WEST ALONG THE SOUTH LINE OF SAID NORTH 615 FEET TO THE EAST LINE OF 108TH AVENUE NORTHEASTL;
THENCE SOUTH 01 DEGREE 20'51" EAST ALONG SAID EAST LINE 305.02 FEET TO A POINT ON THE NORTH LINE OF NORTHEAST 8TH STREET, BEING 40 FEET NORTHERLY OF THE SOUTH LINE OF SAID SUBDIVISION;
THENCE ALONG THE NORTHERLY LINE OF SAID STREET THE FOLLOWING COURSES AND DISTANCES;
THENCE SOUTH 88 DEGREES 04'22" EAST, A DISTANCE OF 185.71 FEET;

THENCE SOUTH 01 DEGREE 20'30" WEST 7.00 FEET;
THENCE SOUTH 88 DEGREE 04'22" EAST 180.53 FEET;
THENCE SOUTH 01 DEGREE 13'30" WEST 3.00 FEET;
THENCE SOUTH 88 DEGREE 04'22" EAST 80.02 FEET;
THENCE NORTH 01 DEGREE 13'30" EAST 3.00 FEET;
THENCE SOUTH 88 DEGREE 04'22" EAST 92.00 FEET; TO THE POINT OF BEGINNING;
EXCEPT THAT PORTION LYING EAST OF THE SOUTHERLY PRODUCTION OF THE WEST LINE OF CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 49 OF PLATS, PAGES 58 AND 59, IN KING COUNTY, WASHINGTON;
AND
EXCEPT THAT PORTION CONVEYED TO THE CITY OF BELLEVUE FOR ROAD BY DEED RECORDED DECEMBER 9, 1977 UNDER RECORDING NUMBER 7712090814.
PARCEL C:
THE EAST 264 FEET OF THE SOUTH 180 FEET OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON;
EXCEPT THAT PORTION THEREOF LYING EASTERLY OF A LINE THAT IS 30 FEET WEST OF THE EAST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29; AND
EXCEPT THAT PORTION THEREOF, CONVEYED TOT HE CITY OF BELLEVUE, FOR SIDEWALKS, STREET AND UTILITIES, BY INSTRUMENT RECORDED ON AUGUST 4, 1983, UNDER RECORDING NUMBER 8308040699
PARCEL D:
THOSE CERTAIN EASEMENT RIGHTS FOR THE CONSTRUCTION, MAINTENANCE, OPERATION AND REPLACEMENT OF EXISTING CANOPY OR COVERING, WALKWAYS, HANDRAILS AND RELATED ACCESSORIES, AS SET FORTH AND RESERVED IN THAT CERTAIN QUIT CLAIM DEED RECORDED AUGUST 4, 1983 UNDER RECORDING NUMBER 830804699.

EXHIBIT B - DOCUMENTS
Exhibit B to LOAN AGREEMENT between KBS SOR ACQUISITION XXVI, LLC, a Delaware limited liability company, as “Borrower”, SBAF MORTGAGE FUND I/LENDER, LLC, as “Lender”, dated as of January 14, 2014.
1.    Loan Documents. The documents listed below, numbered 1.1 through 1.7, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.
1.1    This Agreement.
1.2    The Mezzanine Secured Promissory Note, dated the date hereof.

1.3	Mezzanine Hazardous Materials Indemnity executed by Borrower dated the date hereof.

1.4	Pledge and Security Agreement, dated the date hereof, executed by Borrower in favor of Lender.

1.5	Mezzanine Subordination of Property Management Agreement, executed by Borrower and Property Manager.*

1.6	Mezzanine Subordination of Leasing Agreement, executed by Borrower and Property Manager. *

1.7	Certificate of Limited Liability Company Interest in Senior Borrower.
2.    Other Related Documents.

2.1	Limited Guaranty, executed by KBS SOR Properties, LLC, a Delaware limited liability company, dated January 14, 2014.

2.2	Legal opinion issued by Greenberg Traurig, LLP (California Office) to Lender, dated as of January 14, 2014
*To be provided post-closing in accordance with Section 2.3 of the Loan Agreement

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Exhibit H - FORM OF BORROWER’S CERTIFICATE
Exhibit H to LOAN AGREEMENT between KBS SOR ACQUISITION XXVI, LLC, a Delaware limited liability company, as “Borrower”, SBAF MORTGAGE FUND I/LENDER, LLC, as “Lender”, dated as of January 14, 2014.

$30,000,000 Credit Facility Covenant Calculations
XX/XX/XXXX

DOC. REF.	ACTUAL	REQUIRED	COMPLY	BACKUP

Sec. 9.13 Clauses (ii) and (v)	$_________	<$1,000,000		Sch. A

Certified By:
[______________________]

Date: _____________, 20__

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Borrower hereby certifies that it is _______ OR is not _______ in compliance with the covenant contained in Section 9.13 of the Loan Agreement.

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Schedule A - Detail of Certain Indebtedness

	Amount	Comments

Other Trade Payables (other than non-delinquent real estate taxes) that have been delinquent for more than 30 days	$ -

Total	$ -

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